SENIOR LOAN AGREEMENT




                                  BETWEEN




                            DMB/REMEDIATION LLC
                                AS BORROWER



                                    AND



                              PPA FUNDING CORP.,
                              AS SENIOR LENDER




                              MARCH 11, 1997


                             TABLE OF CONTENTS

                                                             Page No.

                                 ARTICLE 1

                            CERTAIN DEFINITIONS

     Section            1.1  Certain Definitions. . . . . . . . 2

                                 ARTICLE 2

                              LOAN TERMS
     Section            2.1   The Loan; Advances; Not a Revolving Credit
                                 Loan . . . . . . . . . . . .  19
     Section            2.2   Interest Rate; Late Charge . . . 24
     Section            2.3   Terms of Payment . . . . . . . . 24
     Section            2.4   Security . . . . . . . . . . . . 27
     Section            2.5   LTV Test.. . . . . . . . . . . . 28
     Section            2.6   Retained Earnings Reserve. . . . 28
     Section            2.7   Pool Acquisitions. . . . . . . . 29
     Section            2.8   Delayed Mortgage Acquisitions. . 30
     Section            2.9   Subsidiary Structuring Conditions30

                            ARTICLE 3

                              INSURANCE, CONDEMNATION, AND IMPOUNDS
     Section            3.1   Insurance. . . . . . . . . . . . 32
     Section            3.2   Use and Application of Insurance
                                 Proceeds . . . . . . . . . .  34
     Section            3.3   Condemnation Awards. . . . . . . 35
     Section            3.4   Impounds . . . . . . . . . . . . 35

                            ARTICLE 4

                              ENVIRONMENTAL MATTERS
     Section            4.1   Certain Definitions. . . . . . . 36
     Section            4.2   Representations and Warranties on
                                 Environmental Matters.  . . . 37
     Section            4.3   Covenants on Environmental
                                 Matters . . . . . . . . . . . 37
     Section            4.4   Allocation of Risks and
                                 Indemnity . . . . . . . . . . 39
     Section            4.5   No Waiver. . . . . . . . . . . . 40

                            ARTICLE 5

                              LEASING MATTERS
     Section            5.1   Representations and Warranties
                                 on Leases . . . . . . . . . . 40
     Section            5.2   Standard Lease Form; Approval
                                 Rights . . . . . . . . . . .  41
     Section            5.3   Covenants. . . . . . . . . . . . 41
     Section            5.4   Tenant Estoppel Certificates . . 42

                            ARTICLE 6

                              REPRESENTATIONS AND WARRANTIES
     Section            6.1   Organization and Power . . . . . 42
     Section            6.2   Validity of Senior Loan
                                 Documents . . . . . . . . . . 42
     Section            6.3   Liabilities; Litigation. . . . . 42
     Section            6.4   Taxes and Assessments. . . . . . 43
     Section            6.5   Other Agreements; Defaults . . . 43
     Section            6.6   Title Matters. . . . . . . . . . 43
     Section            6.7   Compliance with Law; Status of
                                 Properties . . . . . . . . .  44
     Section            6.8   Location of Borrower . . . . . . 44
     Section            6.9   Material Agreements. . . . . . . 44
     Section            6.10  ERISA. . . . . . . . . . . . . . 45
     Section            6.11  Financial Statements . . . . . . 45
     Section            6.12  Usury. . . . . . . . . . . . . . 45
     Section            6.13  Margin Stock . . . . . . . . . . 45
     Section            6.14  Investment Company Act . . . . . 45
     Section            6.15  Tax Filings. . . . . . . . . . . 46
     Section            6.16  Solvency . . . . . . . . . . . . 46
     Section            6.17  Full and Accurate Disclosure . . 46
     Section            6.18  Opinion Authorization. . . . . . 46


                            ARTICLE 7


                              FINANCIAL REPORTING
     Section            7.1   Financial Statements . . . . . . 47
     Section            7.2   Accounting Principles. . . . . . 48
     Section            7.3   Other Information. . . . . . . . 48
     Section            7.4   Annual Budget; Modifications;
                                 Progress Reports .  . . . . . 48
     Section            7.5   Audits . . . . . . . . . . . . . 48

                            ARTICLE 8

                              COVENANTS
     Section            8.1   Due on Sale and Encumbrance;
                                 Transfers of Interests .  . . 48
     Section            8.2   Taxes; Charges . . . . . . . . . 50
     Section            8.3   Control; Management. . . . . . . 51
     Section            8.4   Operation; Maintenance;
                                 Inspection . . . . . . . . .  51
     Section            8.5   Taxes on Security. . . . . . . . 51
     Section            8.6   Legal Existence; Name, Etc.. . . 51
     Section            8.7   Affiliate Transactions . . . . . 52
     Section            8.8   Limitation on Other Debt . . . . 52
     Section            8.9   Further Assurances . . . . . . . 52
     Section            8.10  Estoppel Certificates. . . . . . 52
     Section            8.11  Notice of Certain Events . . . . 52
     Section            8.12  Indemnification. . . . . . . . . 53
     Section            8.13  Limited Purpose Entities . . . . 53
     Section            8.14  Conduct of Business

                            ARTICLE 9

                              EVENTS OF DEFAULT
     Section            9.1   Payments . . . . . . . . . . . . 53
     Section            9.2   Insurance. . . . . . . . . . . . 54
     Section            9.3   Sale, Encumbrance, Etc.. . . . . 54
     Section            9.4   Covenants. . . . . . . . . . . . 54
     Section            9.5   Representations and Warranties . 54
     Section            9.6   Other Encumbrances . . . . . . . 54
     Section            9.7   Involuntary Bankruptcy or Other
                                 Proceeding                    54
     Section            9.8   Voluntary Petitions, etc.. . . . 55
     Section            9.9   Cleanup Contractor Default.. . . 55
     Section            9.10  Subsidiary Non-Compliance. . . . 55
     Section           10.1   Remedies - Insolvency Events . . 56
     Section           10.2   Remedies - Other Events. . . . . 56
     Section           10.3   Senior Lender's Right to Perform
                                 the Obligations . . . . . . . 56
     Section           10.4   Senior Lender's Right to Complete
                                 Remediation . . . . . . . . . 57

                            ARTICLE 11

                              MISCELLANEOUS
     Section           11.1   Notices. . . . . . . . . . . . . 57
     Section           11.2   Amendments and Waivers . . . . . 59
     Section           11.3   Limitation on Interest . . . . . 59
     Section           11.4   Invalid Provisions . . . . . . . 59
     Section           11.5   Reimbursement of Expenses. . . . 60
     Section           11.6   Approvals; Third Parties;
                                 Conditions . . . . . . . . .  60
     Section           11.7   Senior Lender Not in Control; No
                                 Partnership/Membership; Not a
                                 Permitted Sponsor; Affiliation
                                 with Subordinated Lender . .  60
     Section           11.8   Time of the Essence. . . . . . . 61
     Section           11.9   Assignment . . . . . . . . . . . 61
     Section           11.10  Renewal, Extension or
                                 Rearrangement . . . . . . . . 62
     Section           11.11  Waivers. . . . . . . . . . . . . 62
     Section           11.12  Cumulative Rights. . . . . . . . 62
     Section           11.13  Singular and Plural. . . . . . . 62
     Section           11.14  Phrases. . . . . . . . . . . . . 62
     Section           11.15  Exhibits and Schedules . . . . . 63
     Section           11.16  Titles of Articles, Sections and
                                 Subsections . . . . . . . . . 63
     Section           11.17  Promotional Material . . . . . . 63
     Section           11.18  Survival . . . . . . . . . . . . 63
     SECTION           11.19  WAIVER OF JURY TRIAL . . . . . . 63
     Section           11.20  Waiver of Punitive or
                                 Consequential Damages . . . . 64
     Section           11.21  Governing Law. . . . . . . . . . 64
     Section           11.22  Entire Agreement . . . . . . . . 64
     Section           11.23  Counterparts . . . . . . . . . . 64
     Section           11.24  Knowledge of Borrower. . . . . . 64


Exhibit A -    Legal Description of Initial Property
Exhibit B -1   Contents of Initial Property Loan Application
Exhibit B -2   Initial Property Criteria
Exhibit C -    Additional Property Assignment of Rents and Leases (Form)
Exhibit D -    GMP Agreement (Form)
Exhibit E -1   Additional Property Mortgage (Form)
Exhibit E -2   Additional Property Deed of Trust (Form)
Exhibit F -    Pledge Agreement (Form)
Exhibit G -    Assignment of Contracts and Documents (Form)
Exhibit H -    Collateral Assignment of Acquisition Contract and Mortgage
                  (Form)
Exhibit I -    Pre-Acquisition Remediation Seller's Estoppel Certificate
                  (Form)
Exhibit J -    Subsidiary Note (Form)
Exhibit K -    Standard Disposition Agreement
Exhibit L -    Senior Loan Joinder (Form)
Exhibit M -    Environmental Insurance Policy (Form)
Exhibit N -    Risk Categories
Exhibit O -    Initial Property Approved Advance Conditions

                           SENIOR LOAN AGREEMENT

     This Senior Loan Agreement (this "Agreement") is entered into as of March 11, 1997 (the "Closing Date"), by and among PPA FUNDING CORP., a Delaware corporation whose address is Eleven Madison Avenue, New York, New York 10010 ("Senior Lender"), and DMB/REMEDIATION LLC, a Delaware limited liability company, whose address is 501 Madison Avenue, 19th Floor, New York, New York 10022 ("Borrower") and each of the subsidiaries of Borrower that may now or hereafter execute a joinder attached hereto.


                             RECITALS

     WHEREAS, Borrower, a wholly owned subsidiary of Dames & Moore/Brookhill, L.L.C., a Delaware limited liability company ("DMB") was formed pursuant to an Operating Agreement entered into as of the Closing Date for the purpose of Acquiring (hereinafter defined), Developing (hereinafter defined), Remediating (hereinafter defined) and disposing of environmentally distressed commercial real estate properties and mortgages and/or other security instruments encumbering such properties;

     WHEREAS, such Acquisition, Development, Remediation and disposition shall only be carried out by certain wholly owned subsidiaries of Borrower to be formed from time to time by Borrower;

     WHEREAS, from time to time, each Subsidiary (hereinafter defined) shall enter into a GMP Agreement (hereinafter defined) with the Cleanup Contractor (hereinafter defined) pursuant to which the Cleanup Contractor shall perform on behalf of such Subsidiary certain cleanup or remediation work for the Properties (hereinafter defined) prior to or subsequent to the acquisition of fee title to such Properties by the applicable Subsidiary;

     WHEREAS, Borrower desires to obtain (for Borrower's Subsidiaries) from Senior Lender, and Senior Lender desires to make available to such Subsidiaries (or, where applicable, Borrower), certain financing for the Acquisition, Development, Remediation and disposition of the Properties and mortgages and/or security instruments encumbering such properties, as applicable, up to a maximum aggregate principal amount of $150,000,000 (the "Maximum Loan Amount");

     WHEREAS, the Loan (hereinafter defined) shall be secured by, among other things, one or more deeds of trust, deeds to secure debt or mortgages encumbering the Subsidiaries' fee estate in the Properties, or Mortgage Hypothecation Documents, as applicable;

     WHEREAS, to evidence the Loan, simultaneously with the execution of this Agreement, Borrower shall execute and deliver to Senior Lender the Senior Note (hereinafter defined);

     WHEREAS, each Subsidiary shall execute and deliver a Subsidiary Note (hereinafter defined) and a Senior Loan Joinder with respect to each Approved Advance (hereinafter defined) under the Loan allocable to such Subsidiary; and

     WHEREAS, Borrower and Senior Lender desire to set forth the terms and conditions of the Loan and of each Advance (hereinafter defined) made hereunder;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and the payment of $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Lender and Borrower agree as follows:


                            ARTICLE 1

                       CERTAIN DEFINITIONS

     Section 1.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

                  (1) "Acquiring" or "Acquisition" means, with respect to a Property, the acquisition of fee title to such Property by a Subsidiary pursuant to a Purchase and Sale Agreement, Pre-Acquisition Remediation Purchase and Sale Agreement or through a Mortgage Acquisition or otherwise in compliance with the terms of this Agreement.

                  (2)    "Acquisition Cost" means, collectively, the sum of
(a) the purchase price for a Property (including any good faith, security or similar deposit previously paid by Borrower or a Subsidiary pursuant to the applicable Purchase and Sale Agreement or agreement for a Mortgage Acquisition), (b) any items required to be paid in respect of the Property or Mortgage Acquisition that are necessary for the Subsidiary to obtain good and insurable title to such Property, free and clear of all liens, charges and encumbrances but are not required to be paid by the seller of such property under the applicable Purchase and Sale Agreement or Pre-Acquisition Remediation Purchase and Sale Agreement, as applicable, including, without limitation, property taxes, insurance premiums, title insurance premiums closing adjustments, and/or (in the case of a Mortgage Acquisition) costs of foreclosure, including legal fees, court costs, costs of advertisement, and process and filings fees; (c) the amount necessary to establish any reserves or escrows including reserves or escrows for taxes, capital improvements, tenant expenses or deferred maintenance, as required by Senior Lender in accordance with the Mortgages, (d) any items required to be paid in connection with the filing and/or recording of the Senior Loan Documents and (e) any other costs, fees and expenses that are necessary in connection with the acquisition of such Property and the closing of the related Approved Advance (including any costs associated with any Mortgage Acquisition) and are normal, reasonable and customary or approved in writing by Senior Lender in its sole discretion.

                  (3) "Additional Property" means each Property acquired or to be acquired by a Subsidiary pursuant to the terms of this Agreement after the Closing Date, which Properties shall meet the criteria of either "Category II-Moderate Risk" or "Category III-Low Risk" as more particularly set forth in Table 1 attached hereto as Exhibit N, in the substantial majority of cases and are collectively referred to herein as the "Additional Properties".

                  (4) "Additional Property Approved Advance" means, the Approved Advance with respect to any Additional Property.

                  (5) "Additional Property Assignment of Rents and Leases" means those certain assignments of rents and leases, executed by a Subsidiary for the benefit of Senior Lender with respect to the Additional Properties, as the same may hereafter be amended, supplemented, modified or restated from time to time, all in the form attached hereto as Exhibit C.

                  (6) "Additional Property Loan Application" has the meaning set forth in Section 2.1 hereof.

                  (7) "Additional Property Mortgage" means those certain mortgages, deeds of trust, assignment of rents and leases, security agreement and fixture filing, executed by a Subsidiary in favor of Senior Lender, encumbering the Additional Properties, as the same may hereafter be amended, supplemented, modified or restated from time to time, all in the form attached hereto as Exhibit E-1 or Exhibit E-2 as applicable, but subject to such modifications or amendments to accommodate requirements of local law, as reasonably required by Senior Lender based on consultation with local counsel.

                  (8) "Advance" means each advance of an Approved Advance made by Senior Lender to the applicable Subsidiary (or, where applicable, Borrower) in accordance with the applicable approved Loan Application, including, without limitation, any advances of the Initial Property Approved Advance and the Additional Property Approved Advances, which advances shall not exceed in the aggregate the Maximum Loan Amount and are collectively referred to herein as "Advances".

                  (9)    "Advance Conditions" has the meaning set forth in
Section 2.1(3) hereof.

                 (10) "Affiliate" means, with respect to any Person, any other Person (a) that owns more than 10% of the voting interests in such Person; or (b) in which such Person owns more than 10% of the voting interests; or (c) in which more than 10% of the voting interests are owned by a Person that has a relationship with such Person as described in clause "a" or "b" above or that otherwise controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

                 (11) "Agreement" means this Senior Loan Agreement, together with all Exhibits and Schedules, as the same may hereafter be amended, supplemented, modified or restated from time to time.

                 (12) "Appraisal" means an appraisal, if required by Senior Lender under this Agreement, conducted with respect to a Property or the Properties, as applicable, prepared at the sole cost and expense of Borrower by an Appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and in compliance with the requirements of Title 4 of the Financial Institutions Reform, Recovery and Enforcement Act and utilizing customary valuation methods such as the income, sales/market or cost approaches, as any of the same may be updated by recertification from time to time by the Appraiser performing such Appraisal. The costs of any Appraisal may be paid for out of the proceeds of an Approved Advance so long as such costs are set forth in the applicable Loan Application or operating budget approved by Senior Lender.

                 (13) "Appraiser" means any nationally recognized independent MAI appraiser selected by Borrower and approved by Senior Lender in its reasonable discretion.

                 (14)    "Approved Advance" means, subject to the terms of
Section 2.1 hereof, with respect to any Property, seventy-five percent (75%) of the sum of all applicable Project Costs.

                 (15) "Assignment of Contracts and Documents" means, with respect to each Property, a collateral assignment of all documents, contracts and agreements relating directly or indirectly to the development, renovation, rehabilitation, maintenance or use of any Property including, any applicable GMP Agreement, executed by the applicable Subsidiary for the benefit of the Senior Lender (together with the consent of the Cleanup Contractor thereto), all in the form attached hereto as Exhibit G.

                 (16) "Assignment of Rents and Leases" means collectively, the Additional Property Assignments of Rents and Leases and the Initial Property Assignment of Rents and Leases, executed by a Subsidiary for the benefit of Senior Lender.

                 (17) "Bankruptcy Proceeding" means, with respect to any Person, any bankruptcy, insolvency, reorganization, composition, assignment for the benefit of creditors, appointment of trustee, or any similar action or proceeding affecting such Person or any of its property that is either (a) initiated by such Person or by any Affiliate of such Person or (b) if not described in clause "a," then not dismissed within ninety (90) days after commencement.

                 (18) "Borrower Party" means any and all Subsidiaries and/or any managing member of Borrower.

                 (19) "Borrower Release Shortfall Obligation" has the meaning set forth in Section 2.6(3) hereof.

                 (20) "Borrower's Certificate" has the meaning set forth in Exhibit "O" attached hereto.

                 (21) "Business Day" means any day other than a Saturday or Sunday and a day on which federally insured depository institutions in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed.

                 (22) "Cleanup Contractor" shall mean Dames & Moore, Inc., a Delaware corporation having an address at 911 Wilshire Boulevard, Los Angeles, California 90017. To the extent that Borrower replaces Cleanup Contractor with a Satisfactory Replacement Cleanup Contractor (as to any one or more Property(ies)), such Satisfactory Replacement Cleanup Contractor shall then constitute "Cleanup Contractor" as to the affected Properties.

                 (23) "Clearance" shall mean, with respect to any Remediation, the completion of such Remediation in accordance with the requirements of all applicable Governmental Authorities as set forth in the applicable Loan Application (and subject to changes in Law), as evidenced by the issuance of all applicable written confirmations, approvals, clearances, releases, covenants not to sue, prospective purchaser agreements, and other similar documentation, including any land use restriction agreements or covenants required by such Governmental Authority.

                 (24) "Collateral Assignment of Acquisition Contract and Mortgage" means with respect to each Property to be acquired after Remediation is completed, a collateral assignment of the Pre-Acquisition Remediation Purchase and Sale Agreement and Pre-Acquisition Remediation Mortgage for such Property, all in the form attached hereto as Exhibit H.

                 (25) "Contract Rate" means a rate of interest equal to two hundred and seventy-five (275) basis points in excess of the Libor Rate.

                 (26)    "Damaged Property" has the meaning set forth in
Section 3.2 hereof.

                 (27) "Damages" means all damages, and includes, without limitation, punitive damages, liabilities, costs, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, consultant fees, attorneys' and paralegals' fees and litigation expenses.

                 (28)    "Debt" means, for any Person, without duplication:
(a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

                 (29) "Debt Service" means the aggregate interest, fixed principal, and other payments due under the Loan, and on any other outstanding permitted Debt relating to the Properties, if any, approved by Senior Lender for the period of time for which calculated, but excluding the Subordinated Debt and any payments applied to (a) reduction of principal and (b) escrows or reserves required by Senior Lender in accordance with the Mortgages.

                 (30) "Default Rate" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.

                 (31) "Develop" and any derivative thereof such as "Development" means, as to any Property, to develop, alter, renovate, operate, and redevelop such Property, including, without limitation, site work, the filing of any necessary applications for building permits, zoning approval, and other permits and approvals not related to Remediation, and any demolition of existing improvements contemplated by the applicable Loan Application. Costs of Development shall also include reasonable and customary carrying costs and operating losses incurred during Development.

                 (32)    "DMB" has the meaning set forth in the recitals.

                 (33) "DMB Affiliated Financing" means unsecured loans obtained from time to time by Borrower from DMB or any Affiliate of DMB, provided that:

                        o Permitted Amount. The amount of any such loan shall not exceed, and the proceeds of any such loan shall be applied only in lieu of and in substitution for, DMB's share of any additional capital contribution to Borrower required because costs of Remediation, Development or budgeted carrying costs exceed those set forth in the applicable Loan Application.

                        o Subordination. The lender providing such loan shall have unconditionally subordinated all of its rights with respect to such loan (including as to timing, right, and priority of payment) to the prior payment in full of the Loan, all pursuant to documentation satisfactory to Senior Lender in its sole and absolute discretion.

                        o Loan Status. No Event of Default shall have occurred and is continuing.

                        o Compliance. Borrower shall have complied with all covenants, requirements and conditions of this Agreement with respect to such DMB Affiliated Financing.

                 (34) "DMB Mortgage Proposal" has the meaning set forth in Section 2.8 hereof.

                 (35) "Environmental Claims" means, with respect to any Property, any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, by Borrower, any Subsidiary, DMB, or Cleanup Contractor, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, or (c) from any abatement, removal, remedial, corrective or other response action in connection with a Hazardous Material, Environmental Law or other order of a Governmental Authority, including the actions or omissions of Cleanup Contractor, Borrower, any Subsidiary, and DMB.

                 (36)    "Environmental Indemnitors" means DMB and Borrower.

                 (37) "Environmental Insurance Policy" shall mean for each Property one or more insurance policy(ies) (or certificates or other evidences of insurance, issued pursuant to a master policy, with a specific amount of coverage reserved for such Property), to be purchased by Borrower, in substantially the form of Exhibit "M" (or as otherwise approved by Senior Lender pursuant to a Loan Application), providing insurance protection against all Latent Environmental Risks of such Property. Any Environmental Insurance Policy shall contain a waiver of any right of subrogation against all Borrower Parties, Subordinated Lender and Senior Lender. Any Environmental Insurance Policy shall identify Senior Lender as an additional insured and shall be issued in favor of Borrower.

                 (38)    "Environmental Laws" has the meaning set forth in
Article 4.

                 (39) "Environmental Risks" means any Damages that may be suffered by a Person as a result of any Environmental Claim relating to a Property, or any condition or circumstance that may give rise to an Environmental Claim, or potential Damages to any Person as a result of any actual or potential Environmental Claim relating to or arising from a Property. Sums payable to Cleanup Contractor to perform Remediation as required by a GMP Agreement shall not constitute Environmental Risks.

                 (40) "Eurodollar Business Day" means any day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                 (41)    "Event of Default" has the meaning set forth in
Article 9.

                 (42)    "Excess Mortgage Taxes" has the meaning set forth in
Section 11.10 hereof.

                 (43) "Exit Date" means, as to any Property, the date when Borrower shall have completed all Remediation and Development, and shall have disposed, of such Property.

                 (44) "Exit Strategy" has the meaning set forth in Section 2.3(3) hereof.

                 (45) "Extended Maturity Date" has the meaning set forth in Section 2.3(3) hereof.

                 (46)    "Extension Notice" has the meaning set forth in
Section 2.3(3) hereof.

                 (47)    "Extension Option" has the meaning set forth in
Section 2.3(3) hereof.

                 (48) "Force Majeure" means any circumstance beyond Borrower's reasonable control, provided that, (a) such circumstance cannot reasonably be cured by the payment of money; (b) Borrower provides Senior Lender with reasonably prompt notice of such circumstance; and (c) Borrower endeavors with reasonable diligence and continuity to proceed with the performance of Borrower's obligations hereunder notwithstanding such circumstance, to the extent reasonably possible under the circumstances.

                 (49) "GMP Agreement" means an agreement between Cleanup Contractor and a Subsidiary, in the form attached hereto as Exhibit D, by which Cleanup Contractor agrees to Remediate all Environmental Risks to the extent provided in the Loan Application (as approved by Subordinated Lender) for the Property affected by such GMP Agreement, which agreement and plan shall provide for a guaranteed maximum price, a scheduled completion date (but no liquidated damages for delay), and such other terms and conditions as Senior Lender may reasonably require.

                 (50) "Good Faith Guarantor" means Mr. Ronald Bruder, an individual having an address at 501 Madison Avenue, 18th Floor, New York, New York 10022 and Dames & Moore, Inc., a Delaware corporation having an address at 911 Wilshire Boulevard, Los Angeles, California 90017.

                 (51) "Good Faith Guaranty" means that certain so-called "Good Faith Guaranty" dated on or about the Closing Date executed by the Good Faith Guarantors.

                 (52) "Governmental Approval" means any permit, license, variance, certificate, consent, letter, Clearance, closure, exemption, decision or action or approval of a Governmental Authority, having proper and full jurisdiction to issue such approval.

                 (53) "Governmental Authority" shall mean any applicable international, foreign, federal, state, regional, county, local or other person or body having governmental or quasi-governmental authority or subdivision thereof.

                 (54) "Hard Costs" means all costs of on-site physical activity in connection with Remediation or Development (as applicable), including, without limitation, excavation, construction, site protection, plumbing, paving, landscaping, fences, alterations, utilities, lighting, grading and filling, and other activities on Property, including all labor and materials in connection therewith.

                 (55)    "Hazardous Materials" has the meaning set forth in
Article 4.

                 (56) "Hazardous Materials Activity" means any activity, event or occurrence involving a Hazardous Material, including the manufacture, possession, presence, use, generation, transportation, treatment, storage, Hazardous Material Release, threatened Hazardous Material Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

                 (57) "Hazardous Materials Release" has the meaning set forth in Article 4.

                 (58) "Identifiable Environmental Risks" means all Environmental Risks or potential Environmental Risks (including the correct magnitude thereof) that Cleanup Contractor or any comparable environmental consulting organization of comparable quality and expertise, exercising normal standards and diligence of professional environmental consulting specialists, should have detected and should have disclosed in the environmental assessment submitted with a Loan Application, whether or not such Environmental Risks or potential Environmental Risks were actually so identified and disclosed. All Identified Environmental Risks are automatically also deemed Identifiable Environmental Risks.

                 (59) "Identified Environmental Risks" means any Environmental Risks or potential Environmental Risks arising from any environmental matter or condition affecting a Property, to the extent that such matter or condition and its Environmental Risks and potential Environmental Risks, were fully and accurately disclosed, with clarity and specificity, in a Loan Application as approved by Senior Lender. Any cost overruns incurred and payable by Cleanup Contractor under a GMP Agreement shall not constitute Identified Environmental Risks.

                 (60) "Initial Property" means each Property to be Acquired and Remediated by the applicable Initial Subsidiary with the Initial Property Approved Advance on the Closing Date, as more particularly set forth on Exhibit A attached hereto.

                 (61) "Initial Property Approved Advance" means the Approved Advance with respect to the Initial Property.

                 (62) "Initial Property Assignment of Rents and Leases" means the assignments of rents and leases, dated as of the Closing Date, executed by the Initial Subsidiary for the benefit of Senior Lender with respect to the applicable Initial Property.

                 (63) "Initial Property Loan Application" means Borrower's written proposal to invest in Subsidiaries that would Acquire, Remediate and/or Develop the Initial Property, which Loan Application shall set forth the information contained in Exhibit B-1 attached hereto, and comply with the criteria contained in Exhibit B-2 attached hereto. Where the term "Loan Application" is used with reference to any activities or expenditures of Borrower or a Subsidiary, or with reference to any Property or any Advance, such term shall mean a Loan Application that has been approved in writing by Senior Lender, together with any conditions or modifications required by Senior Lender as a condition to such approval.

                 (64) "Initial Property Mortgage" means those certain mortgages, deeds of trust, deeds to secure debt, assignments of rents and leases, security agreements and fixture filings, dated as of the Closing Date, executed by the Initial Subsidiary in favor of Senior Lender, encumbering the Initial Property and securing the applicable Subsidiary Note, as the same may hereafter be amended, supplemented, modified or restated from time to time, all in the form attached hereto as Exhibit E-1 or Exhibit E-2, as applicable, but subject to such modifications or amendments to accommodate requirements of local law, as reasonably required by Senior Lender based on consultation with local counsel.

                 (65) "Initial Subsidiary" means each of the Subsidiaries which shall acquire the Initial Property.

                 (66) "Interest Payment Date" has the meaning set forth in Section 2.3 hereof.

                 (67) "Latent Environmental Risks" means: (a) any Environmental Risks that are not Identifiable Environmental Risks; and (b) any increase in Environmental Risks resulting from a change in Law after the date of a Loan Application.

                 (68) "Law" shall mean any applicable treaty, convention, statute, law, regulation, ordinance, Governmental Approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority.

                 (69) "Leases" means collectively, all leases, subleases, underlettings, concession agreements, licenses and other occupancy agreements which now or hereafter may affect any of the Properties or any portion thereof and any and all guarantees, amendments, supplements, modifications, renewals and extensions thereof.

                 (70) "Leasing Guidelines" means, for each Property, the leasing guidelines set forth in the applicable Loan Application.

                 (71) "Libor Rate" means the U.S. Dollar rate (rounded upward to the nearest one sixteenth of one percent) listed on page 3750 (i.e., the Libor page) of the Telerate News Services (or such other page as may replace the Telerate Page on that service for purposes of displaying London interbank offered rates of major banks) for a designated maturity of one (1) month determined as of 11:00 a.m. London Time on the second (2nd) full Eurodollar Business Day next preceding the first day of each month with respect to which interest is payable under the Loan (unless such date is not a Business Day in which event the next succeeding Eurodollar Business Day which is also a Business Day will be used). If the Telerate News Services (a) publishes more than one such Libor Rate, the average of such rates shall apply, or (b) ceases to publish the Libor Rate, then the Libor Rate shall be determined from such substitute financial reporting service as Senior Lender in its reasonable discretion shall determine.

                 (72) "Lien" means any interest, or claim thereof, in any Property securing an obligation owed to, or securing a claim by, any Person other than the owner of such Property, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Properties.

                 (73) "Loan" means the loan to be made by Senior Lender to Borrower under this Agreement up to the Maximum Loan Amount.

                 (74) "Loan Application" means, collectively, the Initial Property Loan Application and all Additional Property Loan Applications.

                 (75)    "LTV Notice" has the meaning set forth in Section
2.5 hereof.

                 (76) "LTV Ratio" means as of any date of determination, the ratio of (a) the aggregate outstanding principal balance of the Loan allocable to a particular Property or all of the Properties, as the case may be, to (b) the market value of a particular Property or all of the Properties, as the case may be, as determined by an Appraisal conducted by the Appraiser.

                 (77) "LTV Test" means a test that shall be satisfied if the LTV Ratio is not greater than 80%.

                 (78) "Material Adverse Effect" means a material adverse effect on any of the following: (a) the use, management, operations, value, income or marketability of a particular Property, the Properties in the aggregate or the business, operations, management, properties, assets or condition (financial or otherwise) of Borrower, any Borrower Party, or guarantor of the Senior Loan, (b) the ability of Borrower or any Borrower Party to repay the Loan or otherwise perform its obligations under the Senior Loan Documents, (c) the expense or scheduling of any Remediation, Development, compliance with Law or Borrower's compliance with the applicable Loan Application. Any matter that would or is reasonably likely to increase the cost of, or delay any Remediation or Development, or limit or impair in any material respect the usability, value or utility of a Property, or that would in any material respect impair, limit or delay the effectiveness of any Governmental Approval, shall be deemed to have a Material Adverse Effect.

                 (79) "Material Agreement" means any material written or oral agreement, contract, commitment or understanding requiring payments, pledges, or performance executed or assumed by a Subsidiary in connection with any Property that provides for payments by such Subsidiary over the term of any such agreement, contract, commitment or understanding in excess of Fifty Thousand Dollars ($50,000).

                 (80) "Material Lease" means any Lease that: (a) affects more than 5,000 rentable square feet and more than ten percent (10%) of the rentable area of the improvements constituting part of a Property; or (b) is entered into on a form of lease that is not substantially consistent with the standard form of lease approved by Senior Lender.

                 (81)    "Maturity Date" means the earlier of (a) December
31, 1999, or (b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Senior Loan Documents, or (c) simultaneously with the occurrence of a Payment of Loan Closing or a Borrower Buyout Closing under the Subordinated Loan Agreement.

                 (82) "Maximum Loan Amount" has the meaning set forth in the recitals.

                 (83) "Mortgage" means collectively, the Initial Property Mortgages and the Additional Property Mortgages, executed by the Subsidiaries in favor of Senior Lender, covering the Properties.

                 (84) "Mortgage Acquisition" means the acquisition of a mortgage encumbering a Property in lieu of acquiring the Property itself, and thereafter Remediating such Property and obtaining fee title to such Property pursuant to the exercise of remedies (or acceptance of a deed in lieu thereof) pursuant to the applicable acquired mortgage.

                 (85) "Mortgage Hypothecation Documents" means with respect to any Mortgage Acquisition, a collateral assignment of the applicable mortgage and note and all other security documents evidencing, securing, governing or guaranteeing the indebtedness evidenced by such note, made by a Subsidiary for the benefit of Senior Lender, all in form and substance reasonably satisfactory to Senior Lender.

                 (86) "Net Cash Flow" means, for any period, the amount by which Operating Revenues exceed the sum of (a) Operating Expenses, (b) Debt Service and (c) any actual payment into impounds, escrows, or reserves required by Senior Lender pursuant to the Mortgages, except to the extent included within the definition of Operating Expenses.

                 (87) "Net Operating Income" means the amount by which Operating Revenues exceed Operating Expenses.

                 (88)    "Net Sales Proceeds" means without duplication:
(a) the sum of: (i) the net cash proceeds from all sales and other dispositions (including sales and dispositions of a Subsidiary's or Borrower's real property in the ordinary course of business and the proceeds from any casualty or condemnation affecting real property), (ii) the net cash proceeds from all sales and other dispositions of property distributed to Borrower from any entity in which Borrower has an interest, including any Subsidiary, and (iii) the net cash proceeds from all refinancings of property by Borrower or any entity in which Borrower has an economic interest, including any Subsidiary, to the extent distributed to Borrower, minus (b) any portion thereof used to establish commercially reasonable reserves (or, in the case of a casualty or condemnation, applied or reserved to pay for commercially reasonable costs of adjustment, collection, and restoration). The term "net cash proceeds" means gross proceeds less reasonable and customary transaction costs. "Net Sales Proceeds" shall include all principal payments received by Borrower with respect to any note or other obligation taken back in connection with any sale or other disposition of property. In calculating "Net Sales Proceeds" any payments payable to Senior Lender pursuant to this Agreement on account of the particular transaction or property being sold or refinanced (but not any payments made or payable on account of DMB Affiliated Financing) shall be subtracted out as a deduction.

                 (89) "Operating Expenses" means all reasonable, customary and necessary expenses of operating the Properties in the ordinary course of business (or as provided for in a budget or Loan Application approved by Subordinated Lender) that are paid in cash by any Subsidiary and that are directly associated with and fairly allocable to the Properties for the applicable period, including ad valorem real estate taxes and assessments, insurance premiums, regularly scheduled tax impounds paid to Senior Lender, maintenance costs, third party management fees and costs not to exceed four percent (4%) of Operating Revenues, accounting, legal, and other professional fees, fees relating to environmental and Net Cash Flow and Net Operating Income audits, capital expenditures approved by Senior Lender, and other expenses incurred by Senior Lender and reimbursed by Borrower under this Agreement and the other Senior Loan Documents, deposits to any reserves required by Senior Lender, wages, salaries, and personnel expenses, but excluding Debt Service, capital expenditures not approved by Senior Lender, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower or any Subsidiary was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Except as otherwise expressly provided in a Loan Application, any management fee, construction management fee, remediation fee, leasing fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with Senior Lender's prior written approval. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Properties.

                 (90) "Operating Revenues" means all cash receipts from the operation of the Properties or otherwise arising in respect of the Properties after the date hereof which are properly allocable to the Properties for the applicable period, including receipts from Leases and parking agreements, concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, but excluding security deposits and earnest money deposits until they are forfeited by the depositor, advance rentals until they are earned, proceeds from a sale or other disposition, all Advances and advances or proceeds of any other loan which may be permitted by Senior Lender (including the Subordinated Debt).

                 (91) "Original Allocated Loan Amount" means with respect to any Property, the portion of the applicable Approved Advance allocable to such Property, as determined and adjusted from time to time by Senior Lender in its sole discretion.

                 (92) "Original Maturity Date" has the meaning set forth in Section 2.3(3) hereof.

                 (93) "Outside Financing" means Borrower's or any Subsidiary's borrowing of any money (including purchase-money financing from the seller of any Property and the Subordinated Debt), other than trade payables, the Loan and DMB Affiliated Financing, which Outside Financing shall be subject to Senior Lender's approval in its sole discretion.

                 (94) "Partial Release " means a release of, subject to and in accordance with, the terms and provisions of Section 2.3(4) hereof, a Property from the Liens granted to Senior Lender under this Agreement and the other Senior Loan Documents.

                 (95) "Permitted Encumbrances" means (a) liens for taxes or assessments or other governmental charges not yet due and payable or to the extent that nonpayment thereof is expressly permitted by this Agreement; and (b) such other Liens listed in the mortgagee title insurance policy issued in connection with each Property insuring the lien status of the related Mortgage held by Senior Lender or as shall otherwise be acceptable to Senior Lender in its sole discretion.

                 (96) "Permitted Sponsor" means the Subsidiary that owns the applicable Property or Cleanup Contractor. Neither Borrower nor DMB is a Permitted Sponsor.

                 (97) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

                 (98) "Pledge Agreement" means, with respect to each Subsidiary, a senior pledge agreement executed by Borrower, as pledgor, in favor of Senior Lender of all of Borrower's right, title and interest in and to such Subsidiary (together with the consent of the applicable Subsidiary thereto), all in the form attached hereto as Exhibit F.

                 (99) "Potential Default" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default. Where the nonexistence of a "Potential Default" is a condition to any right or privilege of Borrower, or obligation or duty of Senior Lender, which right, privilege, obligation or duty relates solely to a particular Property, a "Potential Default" shall not be deemed to include any circumstance that would otherwise constitute a Potential Default, but that: (a) does not relate to the Property to which such right, privilege, obligation or duty relates; (b) is not monetary; (c) is being diligently cured by Borrower; and (d) is not material.

                (100) "Pre-Acquisition Remediation Purchase and Sale Agreement " means any agreement between a Subsidiary and a third-party seller pursuant to which such Subsidiary is contractually obligated to purchase after the completion of Remediation, and the seller is contractually obligated to sell, a Property to such Subsidiary.

                (101) "Pre-Acquisition Remediation Loan Documents" means: (a) the Collateral Assignment of Acquisition Contract and Mortgage and (b) the Pre-Acquisition Remediation Seller's Estoppel Certificate and Agreement.

                (102) "Pre-Acquisition Remediation Mortgage" means, with respect to a Property to be acquired pursuant to a Pre-Acquisition Remediation Purchase and Sale Agreement, a mortgage, deed of trust, deed to secure debt, assignment of rents and leases, security agreement and fixture filing, executed by the seller of such Property in favor of the applicable Subsidiary, securing such seller's obligations under the Pre-Acquisition Remediation Purchase and Sale Agreement.

                (103) "Pre-Acquisition Remediation Seller's Estoppel Certificate and Agreement" means, with respect to any Property to be acquired pursuant to a Pre-Acquisition Remediation Purchase and Sale Agreement, an estoppel certificate and agreement in the form of Exhibit I attached hereto executed by the applicable seller in favor of the Senior Lender.

                (104) "Prepayment Conditions" has the meaning set forth in Section 2.3(4) hereof.

                (105)    "Prepayment Notice" has the meaning set forth in
Section 2.3(4) hereof.

                (106) "Project Costs" means, with respect to any Property, the sum of (a) all Acquisition Costs, (b) costs of Remediation and Development (including, without limitation, all Hard Costs and Soft Costs and any necessary capital expenditures or capital repairs) and (c) budgeted carrying costs, approved by the Senior Lender in connection with the applicable Loan Application or otherwise.

                (107) "Properties" means all real property acquired by the Subsidiaries pursuant to the terms of this Agreement, together with the improvements, equipment and all related facilities, amenities, fixtures, and personal property owned by any Subsidiary now or hereafter located thereon or used in connection therewith, all as more particularly described in each Mortgage, including, without limitation, the Initial Property and all Additional Properties, and the term "Property" shall mean and refer to any of the Properties, individually.

                (108) "Purchase and Sale Agreement" means any agreement between a Subsidiary and a third-party seller pursuant to which such Subsidiary is contractually obligated to purchase prior to completion of Remediation, and the seller is contractually obligated to sell, a Property to such Subsidiary.

                (109) "Release" has the meaning set forth in Section 2.3(4) hereof.

                (110)    "Release Conditions" has the meaning set forth in
Section 2.3(4) hereof.

                (111)    "Release Parcel" has the meaning set forth in
Section 2.3(4) hereof.

                (112)    "Release Payment" has the meaning set forth in
Section 2.3(4) hereof.

                (113)    "Release Shortfall" has the meaning set forth in
Section 2.6 hereof.

                (114) "Release Shortfall Interest" has the meaning set forth in Section 2.6 hereof.

                (115) "Remediation" shall mean environmental clean-up and remediation of a Property by the Cleanup Contractor, acting on behalf of the applicable Subsidiary, all in compliance with a Loan Application and Law, including all Environmental Laws. Any reference to "completion" of Remediation shall mean completion of Remediation to a degree such that all Clearances contemplated by the applicable Loan Application shall have been issued. Remediation shall include physical on-site remediation activities and the making of all necessary filings and applications with Governmental Authorities in connection therewith, and other activities necessary or appropriate to obtain Clearances.

                (116) "Restoration Threshold" means fifty percent (50%) of the aggregate total Project Costs (incurred and/or projected to be incurred, including land acquisition) with respect to the Property of which the Damaged Property is a part.

                (117) "Retained Earnings Reserve" has the meaning set forth in Section 2.6 hereof.

                (118) "Satisfactory Replacement Cleanup Contractor" means a contractor fully qualified and licensed to perform all Remediation that was to have been performed by Cleanup Contractor (as to all Properties or specific Properties only), provided that Senior Lender approved such replacement pursuant to a Loan Application, or such replacement: (a) is reasonably satisfactory to Senior Lender; (b) is, in Senior Lender's reasonable judgment, creditworthy and capable to the degree necessary or appropriate to reliably perform as Cleanup Contractor; (c) has, in a manner reasonably satisfactory to Senior Lender, entered into documentation substantially equivalent to all those previously entered into by Cleanup Contractor; (d) has at least the same insurance coverage as the Cleanup Contractor as originally defined in this Agreement; and (e) does not, in Senior Lender's judgment, impair any coverage provided by the Environmental Insurance Policy.

                (119) "Satisfactory Replacement Guarantor" means a Person that is, in Senior Lender's sole, absolute and unreviewable discretion, an adequate and satisfactory replacement for any Good Faith Guarantor (as initially defined herein), provided that such Person has entered into documentation similar (in Senior Lender's judgment) to all documentation creating or evidencing the Good Faith Guaranty previously entered into and delivered by the Good Faith Guarantor being replaced.

                (120) "Senior Loan" means the Loan, as defined in this Agreement.

                (121)    "Senior Loan Documents" means: (a) this Agreement,
(b) the Senior Note, (c) the Mortgage, (d) the Assignment of Rents and
Leases, (e) Uniform Commercial Code financing statements covering all fixtures and personal property with respect to any Property, (f) the Pledge Agreement, (g) the Assignment of GMP Agreement, (h) the Mortgage Hypothecation Documents, (i) the Good Faith Guaranty, (j) the Pre-Acquisition Remediation Loan Documents, (k) such assignments of management agreements, contracts and other rights as may be reasonably required by Senior Lender, (l) all other documents evidencing, securing, or guaranteeing the Loan or with respect to the making of any Advance, or otherwise delivered to Senior
Lender from time to time relative to a request for any Advance or pursuant to any Loan Application, and (m) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

                (122) "Senior Loan Joinder" means the joinder in the form attached hereto as Exhibit L to be executed by each Subsidiary with respect to such Subsidiary's obligations to: (a) pay the portion of the Senior Loan allocable to such Subsidiary's Property or Mortgage Acquisition; and (b) perform the nonmonetary obligations under the Senior Loan Documents that relate to such Subsidiary's Property or Mortgage Acquisition.

                (123) "Senior Note" means the Senior Promissory Note of even date herewith, in the stated principal amount of One Hundred Fifty Million Dollars ($150,000,000), executed by Borrower, and payable to the order of Senior Lender, in evidence of the Loan.

                (124) "Site Assessment" means an environmental engineering report relating to one or more Property(ies) prepared by an engineer (including Cleanup Contractor or any of its Affiliates) engaged by Senior Lender at Borrower's expense, and in a manner satisfactory to Senior Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about such Property(ies), and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

                (125) "Soft Costs" means all costs of Remediation or Development, including payment of real estate taxes, insurance premiums and other carrying costs during the period of any actual Remediation or Development; consultants' fees; legal fees; "general conditions" charges; construction management fees; contractor's overhead and profit charges; marketing expenses; but excluding Hard Costs, costs of acquisition, and carrying costs except during the period of any actual Remediation or Development.

                (126) "Sponsor" means, as to any Remediation, the "owner" and "operator" of the Property where such Remediation occurs; the "arranger" and "transporter" in connection with such Remediation; and the Person otherwise responsible under Environmental Laws for or with respect to such Remediation and any related Hazardous Material Activity. Lower-case terms in quotes used in this definition shall have the meanings set forth in applicable Environmental Laws.

                (127) "Standard Disposition Agreement" means, with respect to any disposition of a Property, a disposition agreement in the form attached hereto as Exhibit K or on terms more favorable to the Seller than such attached form.

                (128) "Subordinated Debt" means that certain subordinated loan in the maximum principal amount of $40,000,000, made by Subordinated Lender to Borrower pursuant to the Subordinated Loan Agreement.

                (129) "Subordinated Lender" means Greenfields Funding Corp., a Delaware corporation.

                (130) "Subordinated Loan Agreement" means that certain subordinated loan agreement, dated as of March 11, 1997, by and between Subordinated Lender and Borrower.

                (131) "Subordinated Pledge Agreement" means that certain subordinated pledge agreement, dated as of March 11, 1997, made by Borrower, as pledgor, in favor of Subordinated Lender of all of Borrower's right, title and interest in and to each Subsidiary (together with the consent of the applicable Subsidiary thereto), subject and subordinate to the terms and provisions of, and the rights and security interest granted to Senior Lender under the Pledge Agreement.

                (132) "Subsidiary" shall mean a corporation, limited partnership, or limited liability company that, at all times until the Loan has been repaid in full: (a) is wholly owned by Borrower, which ownership interest of Borrower shall have been pledged to Senior Lender pursuant to a perfected security interest; (b) is a single purpose entity whose sole purpose shall be the Acquisition, Development, Remediation and/or disposition of a Property (and/or the making of a Mortgage Acquisition) in all cases in conformity with a Loan Application; (c) has no assets other than the Property (or as contemplated by a Mortgage Acquisition) and as contemplated by the related Loan Application; (d) has no liabilities other than (i) its allocable portion of the Loan (including its obligations under the Senior Loan Joinder), (ii) as contemplated by the applicable Loan Application and this Agreement and (iii) routine trade payables; (e) has agreed in writing to hold in trust all Advances directly or indirectly received by it, to be applied solely to the purposes for which such Advances were made; (f) has executed and delivered to Senior Lender a Senior Loan Joinder; (g) is duly organized, validly existing and in good standing under the laws of one of the states of the United States of America; (h) is engaged in no other business whatsoever other than the Acquisition (including Mortgage Acquisition), Remediation, Development, disposition and/or operation of its Property consistent with the applicable Loan Application; and (i) is not itself a partner, member or other constituent or principal of any other entity.

                (133) "Subsidiary Loan Documents" shall mean, collectively, the (a) Subsidiary Note, (b) Senior Loan Joinder, (c) Mortgage executed by each Subsidiary securing such Subsidiary's Subsidiary Note and Senior Loan Joinder, (d) Uniform Commercial Code financing statements securing any of the Subsidiaries' obligations under the Subsidiary Loan Documents, and (e) such other Senior Loan Documents as shall be executed by Subsidiaries from time to time.

                (134) "Subsidiary Note" shall mean, with respect to each Subsidiary, the subsidiary promissory note evidencing and representing each such Subsidiary's obligation to repay a portion of the Loan, all in the form attached hereto as Exhibit J.

                (135)    "Taken Property" has the meaning set forth in
Section 3.3 hereof.

                (136) "Third Party Mortgage Proposal" has the meaning set forth in Section 2.8 hereof.

                (137) "Title Insurance Policy" means with respect to each Property, an ALTA mortgagee's title insurance policy as more particularly described on Exhibit "O" attached hereto.

                (138) "Venture II" has the meaning set forth in Section 2.6(3) hereof.

                (139) "Waterfall" has the meaning set forth in the Subordinated Loan Agreement.


                                 ARTICLE 2

                                 LOAN TERMS

     Section 2.1 The Loan; Advances; Not a Revolving Credit Loan. (1) Subject to the terms and conditions of this Agreement, Senior Lender agrees to make to the applicable Subsidiaries (or, where applicable, Borrower) the Loan, up to the Maximum Loan Amount, which Loan shall be funded in Advances to be made from time to time by the Senior Lender and repaid in accordance with this Agreement. Advances under the Loan shall only be used to provide financing for the Acquisition (including a Mortgage Acquisition), Development and Remediation of Properties (including the funding of any reserves or escrows required to be maintained by Senior Lender in accordance with the Mortgages). Subject to Senior Lender's approval of the applicable Loan Application in its sole discretion, Remediation may be conducted prior to, or subsequent to, the acquisition of title to a Property by a Subsidiary. All Advances shall be made in accordance with the terms of this Article 2 and Senior Lender's disbursement procedures and in no event shall the aggregate amount of all Advances exceed the Maximum Loan Amount. Notwithstanding anything to the contrary contained in this Agreement, the Loan is not a revolving credit loan and Borrower is not entitled to any readvances of any portion of the Loan which it may prepay pursuant to the provisions of Section
2.3 hereof.

          (2) Initial Property Approved Advance and Subsequent Approved Property Advances. Upon Borrower's satisfaction of all of the terms and conditions to the Initial Property Approved Advance described in Exhibit "O" attached hereto, Senior Lender shall make the Initial Property Approved Advance to the applicable Subsidary as set forth in the approved Loan Application. The proceeds of such Initial Property Approved Advance shall be used by such Subsidiary to Acquire (including a Mortgage Acquisition), Remediate, Develop and dispose of the Initial Property and to fund any reserves required to be maintained by Senior Lender in its sole discretion. Disbursements of the Initial Property Approved Advance shall be made subject to the satisfaction of the terms and conditions of Section 2.3(3) hereof. In order to obtain an Additional Property Approved Advance, Borrower must complete and submit to Senior Lender for its review and approval, a loan application containing all the information required to be provided under the Initial Property Loan Application (the "Additional Property Loan Application"). Within thirty (30) days after the submission of a complete Additional Property Loan Application, together with all other documents, certificates, information and reports as may be required by Senior Lender (or its counsel) in its customary legal review and underwriting procedures (including, without limitation, environmental and engineering inspections, appraisals, financial audits of rent rolls and net operating income and cash receipts, market analysis, legal and title review), Senior Lender shall approve or disapprove, in its sole discretion, such Additional Property Loan Application. Upon its approval of an Additional Property Loan Application, Senior Lender shall specify in writing the amount of such Additional Property Approved Advance. All Additional Property Approved Advances subsequent to the Closing Date shall be made in accordance with, and upon Borrower's satisfaction of the same terms and conditions required with respect to the Initial Property Approved Advance set forth on Exhibit "O" attached hereto, together with any other additional terms, conditions and documentation that Senior Lender may require based on any closing conditions set forth in the Additional Property Loan Application or imposed by Senior Lender in its reasonable discretion, including, without limitation:

          (a) the execution by Borrower or any Subsidiary, as applicable, of any amendments, modifications or supplements to any existing Senior Loan Documents with respect to any previously acquired Properties, so as to address the subsequently acquired Property(ies);

          (b) Borrower shall obtain, as an Administrative Expense (as defined in the Subordinated Loan Agreement), any endorsements, continuations or modifications to any existing Title Insurance Policy with respect to any previously acquired Properties as Senior Lender or its counsel may reasonably request;

          (c) Borrower shall deliver an updated Borrower's Certificate with respect to any previously acquired Properties;

          (d) Borrower shall deliver updates to any existing certificates, environmental reports, engineering reports, opinions of counsel, Uniform Commercial Code, title, municipal violation, tax, judgment and bankruptcy searches, as Senior Lender or its counsel may reasonably require in order to preserve, confirm or secure the Liens and security granted to Senior Lender by the Senior Loan Documents;

          (e) Borrower shall deliver evidence satisfactory to Senior Lender and its counsel that the representations and warranties contained in this Agreement and the other Senior Loan Documents are true and correct as of the date of the making of the Additional Property Approved Advance; provided, however, that with respect to any Property which has previously been Acquired by a Subsidiary pursuant to an Approved Advance, to the extent that any representations and warranties set forth in this Agreement relate to events or occurrences after the date of such acquisition, such representations and warranties shall be made without any qualification relating to Borrower's or the applicable Subsidiary's knowledge; and

          (f) No Potential Default or Event of Default shall have occurred or exist with respect to any Property, other than any Potential Default that is cured by the making of such Approved Advance.

          (3) Advances of an Approved Advance. Subject to the satisfaction of the Advance Conditions, the disbursement of the first Advance of an Approved Advance shall take place within ten (10) Business Days of Senior Lender's approval of the applicable Additional Property Loan Application and shall be made to the applicable Subsidiary. Senior Lender agrees to reasonably endeavor to disburse additional Advances of each Approved Advance within a shorter period after such approval. The initial Advance under the Initial Property Approved Advance shall be made in accordance with the timing, and in the amount, set forth in the approved Loan Application. Each Advance of an Approved Advance with respect to the applicable Property, shall be subject to the satisfaction of the following terms and conditions (the "Advance Conditions"), provided, that, any waiver by Senior Lender as to any particular Advance shall not preclude Senior Lender from requiring full compliance with a particular requirement as to any subsequent Advances:

          (a) As of the date of the request for such Advance and as of the date of disbursement of such Advance, Borrower's representations, warranties and covenants in this Agreement shall be true and correct in all material respects with respect to any Property; provided, however, that, to the extent that any representations and warranties set forth in this Agreement relate to events or occurrences after the date Borrower acquired the Property in question, such representations and warranties shall be made without any qualification relating to Borrower's or the applicable Subsidiary's knowledge.

          (b) At least ten (10) Business Days prior to the date of the disbursement of the Advance, Senior Lender shall have received copies of all invoices, bills, certifications and other supporting documentation with respect to the work for which such Advance is requested.

          (c) With respect to any individual Property, a request for the disbursement of an Advance may not be submitted more frequently than once every thirty (30) days.

          (d) All Remediation or Development work with respect to any Advances previously made shall have been prosecuted and accomplished in a timely and good workerlike manner.

          (e) Borrower shall have provided Senior Lender with evidence from the title insurer insuring the applicable Mortgage (including an update of the Title Insurance Policy) that a search of the public records does not disclose any additional matters of record that will create an exception to such Title Policy, including, without limitation, any conditional sales contracts, judgments, liens, mechanics liens, outstanding taxes, assessments or water rents, chattel mortgages, leases, financing documents or title retention agreements, filed and/or recorded against the Borrower, the applicable Subsidiary or the Property.

          (f) Borrower shall have assigned to Senior Lender, pursuant to documentation reasonably satisfactory to Senior Lender, any and all contracts (to the extent that such contracts are assignable) relating in any way to the Remediation or Development work or the providing of materials or supplies therefor, including contracts with any construction managers, architects, designers, consultants, space planners, engineers and any other third party.

          (g) Senior Lender shall have received copies of partial lien waivers (to the extent of any payments made pursuant to any prior Advances) from any contractor, subcontractor or material supplier providing work, labor or services to be paid with any Advance, and before the final Advance to any contractor, subcontractor or material supplier, a copy of a general release and final waiver of lien (upon final payment) to be delivered by such contractor, subcontractor or material supplier, as the case may be.

          (h) Borrower shall provide Senior Lender and its architects, engineers or other consultants access to all improvements for the purpose of inspecting the work, at Borrower's expense, to verify and confirm that the Remediation or Development work has been completed in a good workerlike manner and that the requirements of this Agreement have been satisfied; provided, however, that any costs or expenses incurred in connection with the foregoing may be paid out of the funds from an Approved Advance so long as such costs and expenses are set forth in the applicable Loan Application or operating budget approved by Senior Lender.

          (i) All disbursements of an Advance shall be for an amount that is (i) except with respect to the final Advance of an Approved Advance, not less than One Hundred Thousand Dollars ($100,000), (ii) equal to the aggregate amounts due and payable to Borrower's and the applicable Subsidiary's contractors, subcontractors and material suppliers and licensed architects, designers and other consultants regarding such Remediation or Development work (less any applicable holdback(s) pending completion) that (A) are the subject of the request, (B) have not been the subject of a previous Advance and (C) do not exceed, in the aggregate with other Advances theretofore made with respect to the component(s) of such Remediation or Development work that is the subject of the request, the then governing budgeted amount (considered on a line-item by line-item basis) for such component(s) of the Remediation or Development work taking into account any contingency funds set forth in the applicable budget and Loan Application approved by Senior Lender and (iii) not in excess of the then unadvanced portion of the Loan.

          (j) Senior Lender is satisfied in its reasonable discretion that the monies remaining unadvanced with respect to any Approved Advance together with any remaining equity funds of Borrower that are unconditionally and irrevocably funded and committed to completion of the Remediation or Development work (such as by having been escrowed in cash with Senior Lender or by a letter of credit satisfactory to Senior Lender) shall equal or exceed the amount necessary to complete such Remediation or Development work and pay the costs for all work, labor or services performed and materials, supplies or equipment furnished for the Property.

          (k) No condemnation of all or a significant part of any Property or adverse zoning or usage change proceedings shall have been commenced with respect to any Property, or threatened in writing to the applicable Subsidiary by any Governmental Authorities having jurisdiction over such Property.

          (l) From and after the date of the last disbursement of an Advance, there shall have been no material adverse change in the gross income, cash flow or the business or financial condition of Borrower or any Subsidiary as determined by Senior Lender in its reasonable discretion, which material adverse change is, in Senior Lender's judgment, reasonably likely to impair Borrower's ability to pay its obligations as they become due.

          (m) No Property nor any furnishings, fixtures, equipment and property of any kind and nature used in connection with or located upon any Property shall have suffered any significant damage by fire or other casualty that has not been repaired or is not in good faith being repaired pursuant to the provisions of the applicable Mortgage.

Upon the satisfaction of the Advance Conditions, Senior Lender shall disburse such Advance to the applicable Subsidiary, and if applicable, to the Borrower, as part of the Loan, increasing the outstanding principal amount thereof by the amount of such Advance provided that, simultaneously with the making of such Advance, Borrower shall (i) reimburse Senior Lender for all reasonable costs and expense (including mortgage taxes, recording charges, title insurance premiums and attorneys' fees and disbursements) incurred by Senior Lender in connection with the making of such Advance, and (ii) deliver to Senior Lender a paid endorsement to the applicable Title Insurance Policy with respect to the Property for which such Advance is being made (x) increasing the amount of insurance coverage of such policy by, or provide such additional coverage in, an amount equal to the amount of such Advance, and (y) reflecting that no lien, other encumbrance or other matter that may adversely affect the security interest created by any or all of the Senior Loan Documents (other than Permitted Encumbrances) shall appear of record against such Property.

     Section 2.2 Interest Rate; Late Charge. (1) The outstanding principal balance of the Loan (including any amounts added to principal under the Senior Loan Documents) shall bear interest at the Contract Rate. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the initial Advance or the date on which the immediately preceding payment was due. If Borrower fails to pay any installment of interest or principal within seven (7) days after the date on which the same is due, Borrower shall pay to Senior Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (a) interest at the Default Rate on such past-due amount from the date when due until paid, or (b) five percent (5%) of such past-due amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

     Section 2.3   Terms of Payment.  The Loan shall be payable as follows:

          (1) Interest. Commencing on the first day of the first full calendar month after the date hereof, Borrower shall pay interest in arrears on the first day of each month (the "Interest Payment Date") until the Maturity Date, when all amounts secured by and outstanding under the Senior Loan Documents shall be paid in full.

          (2) Principal Amortization. In addition to the payment of interest as provided in Section 2.3(1), Borrower shall pay to Senior Lender on an individual Property by Property basis equal monthly payments in an amount equal to the higher of (i) the amount sufficient so as to amortize the outstanding balance of the Loan over a twenty-five (25) year period commencing on the date hereof, such payments to be recalculated on a monthly basis to amortize the outstanding balance of the Loan over the remaining amortization term and (ii) twenty-five percent (25%) of the aggregate Net Cash Flow of the applicable Properties. Any payments made pursuant to clause "(ii)" of the preceding sentence shall be applied pro-rata across all Advances and shall be treated as a prepayment of principal in accordance with this Section 2.3.

          (3) Maturity. On the Maturity Date, Borrower shall pay to Senior Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Senior Loan Documents. Notwithstanding the foregoing, with respect to an Approved Advance relating to one or more specific Property(ies) (other than any specific Property(ies) whose Loan Applications specified an Exit Date later than December 31, 1999), Borrower shall have the option (the "Extension Option") to the extend the Maturity Date of the Loan from December 31, 1999 (the "Original Maturity Date"), to June 30, 2000 (the "Extended Maturity Date"), upon Borrower's satisfaction of each of the following conditions as to each such Property:

             (i) Borrower and the applicable Subsidiary shall have provided Senior Lender with written notice on or before August 31, 1999, of their election to exercise the Extension Option (the "Extension Notice");

             (ii) The Extension Notice shall be accompanied by (A) Borrower's written explanation of delays incurred in implementing any activities described in the Loan Application for such Property; (B) Borrower's written plan for completing the activities described in the Loan Application for such Property, and disposing of or refinancing the Property before the Extended Maturity Date (the "Exit Strategy");
          and (C) a one-time payment (which payment shall constitute an extension fee and shall not be applied against principal, interest, or any other charges payable under the Senior Loan Documents) equal to One Half of One Percent (1/2%) of the total amount of the Approved Advance(s) for which an extension of the Maturity
          Date is being requested, which payment shall be refunded by Senior Lender to the extent that Borrower fails to qualify for such extension;

             (iii) Borrower's Exit Strategy shall be commercially reasonable, feasible, and achievable;

             (iv) Effective from and after the Original Maturity Date: (A) the definition of "Contract Rate" shall be automatically deemed modified by substituting for the words "two hundred and seventy-five (275)" the words "three hundred and twenty-five
          (325)"; and (B) pursuant to documentation satisfactory to Senior Lender, all Net Cash Flow of Borrower and all Subsidiaries shall be paid to Senior Lender to be applied to prepay the Loan until such time as the entire Loan has been prepaid in full; and

             (v) Borrower and all Borrower Parties shall execute and deliver such documentation as Senior Lender shall reasonably require, and reimburse all of Senior Lender's reasonable costs and expenses (including reasonable attorneys' fees) incurred, in connection with all of the foregoing, all of which shall constitute a Project Cost.

          (4) Prepayment. A. General Prepayments. Subject to the satisfaction of the following conditions (collectively, the "Prepayment Conditions"), Borrower may prepay the Loan, in whole or in part, without the payment of any prepayment premium during the term of the Loan, provided, however, that any such prepayment shall be accompanied by an amount representing all accrued interest on the portion of the Loan being prepaid and other amounts due under the Senior Loan Documents:

             (i) Borrower or the applicable Subsidiary provides Senior Lender with at least twenty (20) days prior written notice (the "Prepayment Notice") of its intent to prepay the Loan and the amount of such prepayment (which amount, except in the case of a final payment of the entire remaining principal balance of the Loan allocable to a particular Subsidiary, shall not be less than $1,000,000);

             (ii) All prepayments shall be made on a scheduled Interest Payment Date;

             (iii) Partial prepayments of the Loan may only be made in connection with a Partial Release;

             (iv) No Potential Default nor Event of Default has occurred and is continuing on the date on which Borrower or the applicable Subsidiary gives Senior Lender the Prepayment Notice and on the date of prepayment, other than any Potential Default that is cured by the making of such prepayment;

             (v) In the event of a partial prepayment, the LTV Test after giving effect to such prepayment shall have been satisfied; and

             (vi) Borrower or the applicable Subsidiary shall pay for any and all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Senior Lender in connection with or arising out of any prepayment of the Loan.

          B. Partial Releases. In the event that a Subsidiary desires to sell or transfer a Property or desires to have any Property released (a "Partial Release") from the Lien of the Senior Loan Documents (each a "Release Parcel"), Senior Lender shall execute and deliver to the applicable Subsidiary, a release or discharge (the "Release") of the applicable Mortgage and other Senior Loan Documents with respect to such Release Parcel, provided that, all of the following conditions are satisfied (collectively, the "Release Conditions"):

             (i) Borrower or the applicable Subsidiary provides Senior Lender with at least twenty (20) days prior written notice (the "Partial Release Notice") of the proposed release together with all the material terms and conditions of such Partial Release and copies of all documents required to be executed in connection with such proposed release;

             (ii) Senior Lender shall have approved such Partial Release or other disposition of the Release Parcel as determined by Senior Lender in the exercise of its reasonable judgment; provided, however, that Senior Lender's approval shall not be withheld if
          (w) the Standard Disposition Agreement is used in connection with such Partial Release (or the terms of sale are more favorable to the seller), (x) such disposition or refinancing shall be entered into at arms-length, (y) if a refinancing, the same shall be entered into on terms comparable to those which would be entered into between unaffiliated parties for similar properties in the same market area and (z) the sale price of the Release Parcel is at or above the bottom of the price range set forth in the applicable Loan Application.

             (iii) Subject to the provisions of Section 2.6 hereof, simultaneously with the delivery of the Release, Borrower or the applicable Subsidiary pays to Senior Lender, in immediately available funds, an amount (the "Release Payment") equal to the outstanding principal portion of the Loan allocable to such Release Parcel together with all accrued interest on such portion of the Loan;

             (iv) No Event of Default has occurred and is continuing on the date on which Borrower or the applicable Subsidiary gives Senior Lender the Partial Release Notice and on the date of delivery of the Release;

             (v) Borrower and the applicable Subsidiary shall execute and deliver such other instruments, certificates, opinions of counsel and documentation as Senior Lender shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Senior Lender by the Senior Loan Documents, including, without limitation, any amendments, modifications or supplements to any of the Senior Loan Documents and endorsements to the existing Title Insurance Policy; and

             (vi) Borrower and the applicable Subsidiary shall pay for any and all costs and expenses incurred in connection with any proposed release, including, without limitation, reasonable attorneys' fees and disbursements and all title insurance premiums for any endorsements to any existing Title Insurance Policy required by Senior Lender in connection with such proposed release.

          (5) Application of Payments. All payments received by Senior Lender under the Senior Loan Documents shall be applied on an individual Property basis: first, to any fees and expenses due to Senior Lender under the Senior Loan Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; and fourth, to the principal sum and other amounts due under the Senior Loan Documents. Any Release Payments received by Senior Lender shall be applied as provided in the preceding sentence to reduce the portion of the Loan allocable to the applicable Release Parcel.

     Section 2.4 Security. The Loan and all amounts secured by and outstanding under the Senior Loan Documents shall be secured by the Mortgages creating a first lien on each Property, the Assignment of Rents and Leases and the other Senior Loan Documents. With respect to each Property, the related Mortgage and Assignment of Rents and Leases shall contain provisions which will have the effect of cross-defaulting such Property with all the other Properties Acquired pursuant to this Agreement.

     Section 2.5 LTV Test. If, at any time during the term of the Loan, Borrower receives written notice (the "LTV Notice") from Senior Lender that the LTV Test has not been satisfied, Borrower shall, commencing with the second (2nd) Business Day after Borrower receives the LTV Notice and on the Business Day immediately preceding the last Business Day of each calendar month thereafter, pay all Net Cash Flow from the Properties to Senior Lender to reduce the outstanding principal balance of the Loan pro rata until such time as the LTV Ratio is less than or equal to 75%.

     Section 2.6    Retained Earnings Reserve.

          (1) Required Deposits. Borrower shall deposit with Senior Lender, simultaneously with the making of any distributions to DMB on account of Net Property Profit under the Waterfall, an amount equal to fifty percent (50%) of all such amounts distributable to DMB on account of Net Property Profit under the Waterfall (all such deposits required to be made by Borrower, together with interest accrued thereon in accordance with this Agreement, the "Retained Earnings Reserve"). Borrower hereby pledges to Senior Lender any and all monies now or hereafter deposited in the Retained Earnings Reserve as additional security for the Loan. The Retained Earnings Reserve shall be held in an interest-bearing account in Senior Lender's name at a financial institution selected by Borrower and approved by Senior Lender in its reasonable discretion, provided that such financial institution shall have a rating of at least "AA" (or the equivalent thereof) by a nationally recognized statistical rating agency with respect to its long-term unsecured debt obligations.

          (2) Investment of Retained Earnings Reserve. All funds or moneys in the Retained Earnings Reserve, for so long as no Event of Default shall have occurred and be continuing and no Release Shortfall shall exist, shall be invested in (a) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, (i) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America or (ii) the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Farm Credit System or the Federal Home Loan Banks, or (b) other comparable obligations or securities as selected by Borrower and approved by Senior Lender in its reasonable discretion. All earnings or interest on the Retained Earnings Reserve shall be and become part of such Retained Earnings Reserve.

          (3) Payment of Release Shortfall. If the Net Sales Proceeds with respect to any Property are less than the required Release Payment (a "Release Shortfall"), then Borrower shall remain obligated to pay fifty percent (50%) of such Release Shortfall (the "Borrower Release Shortfall Obligation") and Senior Lender shall withdraw and apply any funds or moneys on deposit in the Retained Earnings Reserve toward the Borrower Release Shortfall Obligation. The outstanding balance of the Release Shortfall (after the application by Senior Lender of any funds or moneys on deposit in the Retained Earnings Reserve and any advances made by Subordinated Lender on account of the Release Shortfall) shall bear interest (the "Release Shortfall Interest") at an annual rate equal to four hundred and seventy-five (475) basis points in excess of the Libor Rate. The Release Shortfall Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date such Release Shortfall was due and payable. If after application of the amounts on deposit in the Retained Earnings Reserve, the Borrower Release Shortfall Obligation has still not been paid, then Senior Lender may satisfy the balance due on account of the Borrower Release Shortfall Obligation by,
(x) in the event that DMB and an Affiliate of Senior Lender have formed a joint venture ("Venture II") for the acquisition, development, remediation and disposition of environmentally distressed properties similar to the transactions contemplated by Borrower under this Agreement pursuant to a letter agreement entered into between DMB or its Affiliate and Senior
Lender or its Affiliate, taking title to DMB's or its Affiliate's ownership interest in Venture II, with such ownership interest to be valued at the lesser of DMB's or its Affiliate's cost or the fair market value of such ownership interest as determined by an independent third party at such time, or (y) in the event that such ownership interest is insufficient to satisfy the remaining Borrower Release Shortfall Obligation or if Venture
II has not been formed, Borrower's paying to Senior Lender all amounts that DMB is entitled to receive under the Waterfall (as defined in the Subordinated Loan Agreement), or that would otherwise be deposited in the Retained Earnings Reserve under this Agreement, until such time as the Borrower Release Shortfall Obligation has been paid. Notwithstanding anything to the contrary contained in this paragraph, the application by Senior Lender of any funds or moneys toward the Release shall not relieve Borrower of its obligation to fund the Retained Earnings Reserve. Notwithstanding anything to the contrary contained in this paragraph, Borrower, DMB or any of their Affiliates shall have the right to pay in full any unpaid Release Shortfall (together with any accrued and unpaid Release Shortfall Interest) at any time during the term of the Loan.

          (4) Retained Earnings Reserve as Loan Security. Upon the occurrence of an Event of Default, Senior Lender may apply any sums then in the Retained Earnings Reserve to the payment of the Loan in any order in its sole discretion. Until expended or applied as above provided, the Retained Earnings Reserve shall constitute additional security for the Loan. The Retained Earnings Reserve shall not constitute a trust fund and may be commingled with any other monies held by Senior Lender with respect to any of the Properties.

          (5) Additional Payments on Account of Release Shortfall. At the same time that Borrower actually makes any payment on account of Borrower's Release Shortfall Obligation, or Senior Lender actually applies any funds in the Retained Earnings Reserve on account of Borrower's Release Shortfall Obligation, it is understood that Subordinated Lender shall contribute toward the amount of the Release Shortfall an amount equal to the amount so actually paid or actually applied on account of such Release Shortfall.

     Section 2.7 Pool Acquisitions. A Loan Application may relate to more than one Property. In that case, Senior Lender shall approve or disapprove the entire Loan Application and shall not approve or disapprove individual Properties as set forth in the Loan Application. To the extent that Senior Lender approves a Loan Application, each Property identified therein shall constitute a Property for all purposes of this Agreement, and shall be acquired, Remediated, Developed, and disposed of by a separate Subsidiary (and treated as an entirely separate Property), with separate Advances consistent with a separate budget, except to the extent that the Loan Application for any such multi-Property transaction provides otherwise.

     Section 2.8 Delayed Mortgage Acquisitions. If (a) pursuant to a Loan Application, a Subsidiary undertakes any Mortgage Acquisition and (b) because of litigation or bankruptcy, such Subsidiary's activities with respect to such Mortgage Acquisition are delayed by more than three (3) months beyond the timeline provided for in the Loan Application, then Borrower shall, within thirty (30) days thereafter, present to Senior Lender a complete, detailed, specific and reasonable plan for termination and disposition of the Mortgage Acquisition. If, after such thirty (30) day period, in Senior Lender's sole and absolute discretion Borrower's proposed plan has not been submitted or is not satisfactory and there still has been no disposition pursuant to the Loan Application, then Senior Lender shall have the right to require Borrower within thirty (30) days after Senior Lender's written request, to (i) discontinue and terminate such Mortgage Acquisition and dispose of such Mortgage Acquisition by sale to an outside third-party purchaser, but not to a purchaser that is an Affiliate of Senior Lender, in accordance with the terms and conditions of this Section 2.8, and (ii) require Borrower to repay all Advances made for such Mortgage Acquisition, such repayment to be in accordance with the terms and provisions of Section 2.3(4) hereof.

           Within thirty (30) days after Senior Lender notifies Borrower and DMB that Borrower's plan for disposition of the Mortgage Acquisition is not satisfactory, DMB shall submit a proposal in writing (together with the proposed purchase price and other material economic terms) to Senior
Lender for the purchase of such Mortgage Acquisition from the applicable Subsidiary (the "DMB Mortgage Proposal"). Upon receipt of the DMB Mortgage Proposal, Senior Lender shall have the option to either (A) approve such DMB Mortgage Proposal, in which event Borrower shall sell such Mortgage Acquisition as set forth in the DMB Mortgage Proposal, which sale shall be consummated within thirty (30) days after Senior Lender notifies Borrower and DMB of its approval of the DMB Mortgage Proposal, or (B) require that such offer be kept open for a period of ninety (90) days after the date when
Senior Lender receives such DMB Mortgage Proposal and during such period Borrower shall use its best efforts to market (in such manner as Senior
Lender shall direct) the Mortgage Acquisition in order to obtain a higher purchase price (and more attractive terms and conditions) for such Mortgage Acquisition than the price set forth in the DMB Mortgage Proposal. If, during such ninety-day period, an offer is obtained from a third-party purchaser (the "Third Party Mortgage Proposal") for such Mortgage Acquisition on terms that are identical to, or in Senior Lender's judgment more favorable than the DMB Mortgage Proposal, which Third Party Mortgage Proposal is approved by Senior Lender, then Borrower shall dispose of such Mortgage Acquisition to such third-party purchaser pursuant to the terms of such Third Party Mortgage Proposal within thirty (30) days of receipt of Senior Lender's notice of approval of the Third Party Mortgage Proposal.

     Section 2.9 Subsidiary Structuring Conditions. As a condition to any and all obligations of Senior Lender under this Agreement, each Subsidiary shall at all times:

          (1) Loan Obligations. Perform and comply with all obligations under this Agreement applicable to it;

          (2) Transfer Funds. By the close of the Business Day following receipt, transfer to Borrower all Net Sales Proceeds. On the Business Day before every Payment Date each Subsidiary shall distribute to Borrower all other Borrower Cash (as defined in the Subordinated Loan Agreement) held by such Subsidiary, except the Subsidiary Cash Reserve (as defined in the Subordinated Loan Agreement);

          (3) Structure. Comply with the definition of "Subsidiary" set forth in this Agreement;

          (4) Legally Separate. Remain a legally separate entity, independent of Borrower. Without limiting the generality of the foregoing, each Subsidiary shall take such action as shall be reasonably required in order that:

             (a) Shared Expenses. No Subsidiary shall incur any material indirect or overhead expenses for items shared between such Subsidiary and other Subsidiaries and/or Borrower, other than shared items of expenses such as legal, auditing and other professional services, all of which shall be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

             (b) Accounting and Management of Liabilities. Each Subsidiary shall account for and manage its liabilities separately from those of Borrower and every other Subsidiary, including payment of all payroll and administrative expenses and taxes (other than taxes that are determined or required to be determined on a consolidated or combined basis) from its own as sets.

             (c) Corporate Records. Each Subsidiary shall maintain corporate records, books of account and stationery separate from those of Borrower and every other Subsidiary.

             (d) Assets. Each Subsidiary's assets shall be maintained in a manner that facilitates their identification and segregation from those of Borrower or any other Subsidiary.

             (e) Transaction Terms. Any transaction between a Subsidiary and Borrower or any other Subsidiary shall be the type of transaction that would be entered into by a prudent Person in the position of such Subsidiary and shall be on terms that are at least as favorable as may be obtained from a Person that is not Borrower or any other Subsidiary (it being understood and agreed that the transactions contemplated in the Senior Loan Documents and approved by the Senior Lender meet the requirements of this clause).

             (f) Debts. Except to the extent specified by this Agreement and to the extent required by law, no Subsidiary shall be, nor shall it hold itself out to be, responsible for the debts of Borrower or any other Subsidiary.

             (g) Management. No Subsidiary shall participate in remediation, disposition, or other activity related to the management of any other entity;

             (h) Collateral. No Subsidiary shall provide any of its assets as collateral for the benefit of any other Subsidiary or Borrower; nor shall any Subsidiary allow any lien to be taken on any of its assets for the benefit of any other Subsidiary or Borrower.

          (5) Independent Director. Have at least one independent director, whose affirmative vote shall be required for the Subsidiary to voluntarily commence any Bankruptcy Proceeding;

          (6) Use of Funds. Use its funds solely for its own corporate purposes, and use only its own funds (including contributed capital and loan proceeds) for such purposes, and maintain its own separate bank accounts and employment relationships;

          (7) Dealings With Affiliates. Deal with Borrower, DMB and Borrower's Affiliates solely on an arm's length basis, and provide services to and obtain services from (and transact any other business with) any such Affiliates based only on written agreements in its own name; and

          (8) Subsidiary Cash Reserve. Maintain a cash reserve equal to the Subsidiary Cash Reserve (as defined in the Subordinated Loan Agreement).


                              ARTICLE 3

                INSURANCE, CONDEMNATION, AND IMPOUNDS

     Section 3.1 Insurance. Borrower shall maintain insurance with respect to all the Properties as follows (except to the extent that Borrower has demonstrated, to Senior Lender's satisfaction, that any such insurance is not reasonably obtainable in the market upon commercially reasonable terms):

          (1) Casualty; Business Interruption. Borrower shall keep each Property insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the greater of (a) the full insurable value thereof or (b) the then full replacement cost of all improvements and equipment located thereon (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Senior Lender. Borrower shall keep each Property insured against loss by flood if the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (i) the maximum amount of the Loan or (ii) the maximum limit of coverage available under said Act. Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12) months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to each Property. No Borrower Party shall maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Senior Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to any Property shall be paid to Senior Lender to be applied as provided in Section 3.2.

          (2) Liability. Borrower shall maintain (a) commercial general liability insurance with respect to each Property providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage per occurrence, and (b) other liability insurance as reasonably required by Senior Lender including, without limitation, the Environmental Insurance Policy.

          (3) Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Senior Lender and shall name Senior Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Senior Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State of New York, with a rating of "A-IX" or better as established by Best's
Rating Guide and "A" or better as established by Standard & Poor's Ratings Services (or an equivalent rating approved in writing by Senior Lender).
Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Senior Lender and that no act or thing done by Borrower shall invalidate any policy as against Senior Lender. If Borrower fails to maintain insurance in compliance with this
Section 3.1, Senior Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Senior Lender for all expenses incurred in connection therewith. Borrower shall assign the policies or proofs of insurance to Senior Lender, in such manner and form that Senior Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower shall deliver copies of all original policies certified to Senior Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Senior Lender shall not be deemed trust funds, and Senior Lender shall be entitled to apply such proceeds as herein provided.

          (4) Adjustments. Borrower shall give immediate written notice of any loss to the insurance carrier and to Senior Lender. Borrower hereby irrevocably authorizes and empowers Senior Lender, as attorney-in-fact for Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Senior Lender's expenses incurred in the collection of such proceeds. Notwithstanding anything to the contrary contained in this paragraph, in the event of an insured casualty that does not exceed the Restoration Threshold for the applicable Property, may settle and adjust any insurance claim in connection therewith with the prior consent of Senior Lender (not to be unreasonably withheld or delayed) and may agree with the insurance company or insurance companies, as applicable, on the amount to be paid upon such loss provided that, such adjustment is carried out in a competent and timely manner. In such case, Borrower is authorized to collect and receipt for any such insurance proceeds. In the event that an insured casualty shall exceed the Restoration Threshold for the applicable Property, then and in that event, Senior Lender shall have the right to settle and adjust any claim without the consent of Borrower and agree with the insurance company or insurance companies on the amount to be paid on such loss and the proceeds of any such policy shall be due and payable solely to Senior Lender and held by Senior Lender in accordance with the terms of this Agreement. Nothing contained in this
Section 3.1(4), however, shall require Senior Lender to incur any expense or take any action hereunder.

     Section 3.2 Use and Application of Insurance Proceeds. Senior Lender shall apply insurance proceeds to costs of restoring any Property or portion thereof damaged by a casualty (a "Damaged Property") or the Loan as follows:

          (1) if the loss is less than or equal to the Restoration Threshold, Senior Lender shall apply the insurance proceeds to restoration provided (a) no Event of Default or Potential Default exists, and (b) Borrower or the applicable Subsidiary promptly commences and is diligently pursuing restoration of the Damaged Property;

          (2) if the loss exceeds the Restoration Threshold, Senior Lender shall apply the insurance proceeds to restoration, provided that, the following conditions are satisfied at all times during such restoration:
(a) no Event of Default or Potential Default exists; (b) Senior Lender determines that there are sufficient funds available to restore and repair the Damaged Property to a condition and value at least equal and of substantially the same character as prior to such casualty and consistent with the applicable Loan Application; (c) Senior Lender determines that the Net Operating Income (including the proceeds of business or rental interruption insurance as to which the carrier has acknowledged coverage) of the Damaged Property during restoration will be sufficient to pay Debt Service; (d) Senior Lender determines not later than three (3) months after the loss or casualty, that the restoration and repair of the Damaged Property to the condition described in the preceding clause "b" hereof, will be completed within six (6) months after the date of such loss or casualty and in any event at least one hundred eighty (180) days prior to the Maturity Date; and (e) Borrower promptly commences and is diligently pursuing restoration of the Damaged Property;

          (3) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Subsection 3.2(2) above, in Senior Lender's sole discretion, Senior Lender may apply any insurance proceeds it may receive to the payment of the applicable Original Allocated Loan Amount or allow all or a portion of such proceeds to be used for the restoration of the Damaged Property; and

          (4) Insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with Senior Lender's then current construction or restoration lending requirements as determined and applied by Senior Lender in its reasonable discretion.

     Section 3.3 Condemnation Awards. Borrower shall immediately notify Senior Lender of the institution of any proceeding for the condemnation or other taking of all or any portion of any Property (the "Taken Property"). Senior Lender may participate in any such proceeding and Borrower will deliver to Senior Lender all instruments necessary or required by Senior
Lender to permit such participation. Without Senior Lender's prior reasonable consent, No Borrower Party (1) shall agree to any compensation or award, or (2) shall take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of the Taken Property are hereby assigned to and shall be paid to Senior Lender. Borrower authorizes Senior Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Senior Lender's sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Taken Property; provided, however, that if Borrower requests that such proceeds be used for either (a) non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation or (b) to restore, replace or rebuild the Taken
Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such condemnation or taking and consistent with the Loan Application, all to be effected in accordance with applicable law, then, Senior Lender shall apply the award to such restoration in accordance with the disbursement procedures applicable to insurance proceeds set forth in Section 3.2 above so long as (i) there exists no Potential Default or Event of Default, (ii) such award and compensation does not exceed the Restoration Threshold, and (iii) such restoration or replacement shall be completed within six (6) months after such condemnation or taking and in any event at least one hundred eighty (180) days prior to the Maturity Date. Borrower upon request by Senior Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Senior Lender, free and clear of all liens, charges or encumbrances.

     Section 3.4 Impounds. Borrower shall deposit with Senior Lender, monthly, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, and real estate taxes, assessments and similar charges relating to each Property. At or before the Initial Advance or an Advance for an Additional Property, Borrower shall deposit with Senior Lender a sum of money which, together with the monthly installments, will be sufficient to make each of such payments, with respect to the Initial Property or such Additional Properties, as the case may be, at least thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Senior Lender's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Senior Lender's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Senior Lender, without interest, and may not be commingled with Senior Lender's general funds, excluding, however, any other funds held by Senior Lender with respect to any of the other Properties. Borrower hereby grants to Senior Lender a security interest in all funds so deposited with Senior Lender for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Senior Lender, as Senior Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Senior Lender. Borrower shall furnish to Senior Lender bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. Provided sufficient funds are available and allocated to pay such charges, Senior Lender shall pay same, and shall as instructed by Borrower take advantage of any available discounts for early payment.
If at any time the amount on deposit with Senior Lender, together with amounts to be deposited by Borrower or any applicable Subsidiary before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Senior Lender immediately upon demand. Senior Lender shall pay such charges when the amount on deposit with Senior Lender is sufficient to pay such charges and Senior Lender has received a bill for such charges.


                              ARTICLE 4

                         ENVIRONMENTAL MATTERS

     Section 4.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

          (1) "Environmental Laws" means any current or future Law pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater,
(d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Hazardous Materials Release, threatened Hazardous Materials Release, abatement, removal, Remediation or handling of, or exposure to, any Hazardous Material or (e) pollution. "Environmental Law" includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
Section 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq., Federal Watern Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Sectiion 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. App. Section 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et seq., National Environmental Policy Act of 1969, 42 U.S.C.
Section 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C.
Section 300(f) et seq., any similar, implementing or successor law, and any amendment, rule, regulation, order or directive issued or enacted by any applicable Governmental Authority.

          (2) "Hazardous Materials" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material that is hazardous or toxic, and includes (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any such material classified or regulated as "hazardous" or "toxic" pursuant to any Environmental Law.

          (3) "Hazardous Materials Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment of Hazardous Materials (including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

     Section 4.2 Representations and Warranties on Environmental Matters. To Borrower's knowledge and except as set forth in the applicable Site Assessment and Loan Application, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about any Property or any property adjacent to such Property (except for cleaning and other products currently used by the applicable Subsidiary or any tenants in connection with the routine maintenance or repair of any Property in full compliance with Environmental
Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Property does not, and did not previously, violate any Environmental Laws, and (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with any Property concerning Hazardous Materials or Environmental Laws.

     Section 4.3   Covenants on Environmental Matters.

          (1) Borrower shall consistent with the applicable Loan Application, (a) comply strictly and in all respects with applicable Environmental Laws; (b) other than as to those matters previously disclosed to Senior Lender in the applicable Loan Application, notify Senior Lender immediately upon Borrower's or any applicable Subsidiary's discovery of any Hazardous Materials Release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting any Property; (c) promptly remove such Hazardous Materials and Remediate any Property in full compliance with Environmental Laws and in accordance with the applicable Loan Application; and (d) promptly forward to Senior Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any Hazardous Materials Release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect any Property or any Borrower Party. Borrower shall simultaneously provide Senior Lender with a copy of any written notice that would, or is likely to, have a Material Adverse Effect, given to or received from Cleanup Contractor, any Governmental Authority, or any third party (including the owner of any Property as to which Remediation is occurring or contemplated or as to which a Mortgage Acquisition has been made or is contemplated, as set forth in a Loan Application, and including any other creditor of Borrower or any Subsidiary), which notice relates to any Property, any Remediation or Development, Borrower's or any Subsidiary's business, or Borrower's or any Subsidiary's ability to perform its obligations under this Agreement.

          (2) Borrower shall not cause and shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (a) causing any Hazardous Materials Release, or the use, storage, generation, manufacture, or installation of any Hazardous Materials at, upon, under, within or about any Property or the transportation of any Hazardous Materials to or from any Property (except for cleaning and other products used in connection with routine maintenance or repair of the Property in full compliance with Environmental Laws and except for any Remediation in accordance with the applicable GMP Agreement and used in the ordinary course of business by any tenant of any Property or Borrower), (b) installing any underground storage tanks at the Property, or (c) conducting any activity that requires a permit or other authorization under Environmental Laws, except for any Remediation in accordance with the applicable GMP Agreement.

          (3) Borrower shall provide to Senior Lender at Borrower's expense, promptly upon the written request of Senior Lender made no more than at a reasonable frequency (in the exercise of Senior Lender's reasonable judgment), a Site Assessment or other environmental tests, or, if reasonably required by Senior Lender, an update to any existing Site Assessment relating to any Property, all in such detail and covering such matters as Senior Lender shall from time to time request based on the written advice or recommendations of Senior Lender's third-party consultants or advisers.

          (4) Borrower shall Remediate, Develop, Acquire and/or dispose of each Property in compliance with the applicable Loan Application and in compliance with all Environmental Laws. Borrower shall timely obtain and thereafter comply with and maintain in full force and effect, all Governmental Approvals necessary or appropriate for any Remediation.
Borrower shall cause the Cleanup Contractor to prosecute all Remediation with diligence and continuity and without material interruption or suspension of work, except as required by Law or as a result of Force Majeure.

          (5) Borrower shall diligently enforce in all material respects, all GMP Agreements. Borrower shall diligently seek to achieve timely and cost-effective performance by Cleanup Contractor under each GMP Agreement. Borrower shall diligently pursue the prevailing professional standards of quality, performance and timeliness that Cleanup Contractor would normally deliver for its third-party clients. GMP Agreements shall be negotiated at arms length on substantially the same terms that a non-affiliated party would obtain. Borrower shall not waive, modify, amend, terminate or to release Cleanup Contractor's obligations under any GMP Agreement, or replace Cleanup Contractor, without Senior Lender's consent. Senior Lender shall not unreasonably withhold consent to reasonable changes necessitated by field conditions, provided that the GMP Agreement continues to substantially comply with the applicable Loan Application and the guaranteed maximum price is not increased. Borrower shall not terminate Cleanup Contractor unless Cleanup Contractor is simultaneously replaced with a Satisfactory Replacement Cleanup Contractor.

          (6) If and when Borrower becomes aware of any site conditions or other circumstances affecting any Property that will or is reasonably likely to have a Material Adverse Effect, then Borrower shall promptly and in any event within ten (10) days after obtaining knowledge of such site conditions or circumstances, notify Senior Lender in writing thereof, in reasonable detail, and thereafter provide Senior Lender with such additional information relating thereto as Senior Lender shall reasonably request. Borrower shall with reasonable promptness develop a written plan to respond to such site conditions or other circumstances, and provide Senior Lender with a copy of such written plan and any updates thereof.

     Section 4.4 Allocation of Risks and Indemnity. As between Borrower and Senior Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting any Property, shall lie solely with Borrower and the applicable Subsidiary. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required to bring the Properties in compliance with applicable Environmental Laws. Borrower shall indemnify, defend and hold Senior Lender and its officers, directors, agents, shareholders and employees harmless from and against all loss, liabilities, damages, claims, costs and expenses
(including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about any Property, or a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Senior Lender; provided, however, that Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Senior Lender's or its officers', directors', agents', shareholders' and employees' gross negligence or willful misconduct. Borrower's obligations under this Section 4.4 shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in any Property (by foreclosure, deed in lieu of foreclosure or otherwise). Notwithstanding anything to the contrary contained in this Agreement, Senior Lender shall not be liable for its failure to take any action or failure to exercise any of its rights or remedies under this Article 4.

     Section 4.5    No Waiver.  Notwithstanding any provision in this
Article 4 or elsewhere in the Senior Loan Documents, or any rights or remedies granted by the Senior Loan Documents, Senior Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Senior Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Senior Lender pursuant to the Senior Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."


                              ARTICLE 5

                           LEASING MATTERS

     Section 5.1 Representations and Warranties on Leases. Except to the extent otherwise expressly waived or approved by Senior Lender in the relevant Loan Application, Borrower represents and warrants to Senior
Lender with respect to all Leases that: (1) to Borrower's knowledge, after due inquiry, the rent roll delivered to Senior Lender is true and correct, and the Leases are valid and in and full force and effect; (2) except as otherwise disclosed to Senior Lender in writing prior to the Acquisition of the applicable Property, the Leases are in writing, and neither Borrower nor the applicable Subsidiary have entered into any oral agreements with respect thereto; (3) to the best of Borrower's knowledge, after due inquiry and investigation, the copies of the Leases delivered to Senior Lender are true and complete; (4) to Borrower's knowledge, after due inquiry and investigation, neither the landlord nor any tenant is in default under any of the Leases; (5) Borrower has no knowledge, after due inquiry and investigation, of any notice of termination or default with respect to any Lease; (6) neither Borrower nor any Subsidiary has assigned or pledged any of the Leases, the rents or any interests therein except to Senior Lender;
(7) except as set forth in the rent roll delivered to Senior Lender and, to the best of Borrower's knowledge, after due inquiry and investigation, no tenant or other party has an option to purchase all or any portion of any Property; (8) to the best of Borrower's knowledge, after due inquiry and investigation, no tenant has the right to terminate its Lease prior to expiration of the stated term of such lease and the Borrower and the applicable Subsidiary have not granted any tenant such right; (9) except as set forth on a separate schedule delivered to Senior Lender, all Leases contain provisions fully subordinating such leases and the interests of the tenants thereunder to any existing or future mortgages or deeds of trust in any amount and on any terms; (10) except as set forth on a separate schedule delivered to Senior Lender, no tenant under any Lease is claiming any right to any rent credit, set-off, recoupment, counterclaim or defense and Borrower has not received any notice of such claim; (11) to the best of Borrower's knowledge, after due inquiry and investigation, there are no leasing commissions that are owing in connection with any Leases or tenancies in effect as of the date hereof; and (12) to the best of Borrower's knowledge, after due inquiry and investigation, no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent, or as expressly set forth in the Lease).

     Section 5.2 Standard Lease Form; Approval Rights. With respect to each Property, all future Leases and other rental arrangements shall comply in all respects with the Leasing Guidelines set forth in the applicable
Loan Application. If a Lease complies with the Leasing Guidelines and is not a Material Lease, then Senior Lender's approval of such Lease shall not be required; otherwise Senior Lender's approval shall be required. Any material modifications from the Leasing Guidelines in the applicable Loan Application shall be subject to Senior Lender's prior written approval in its discretion. Borrower shall furnish (or shall cause to be furnished to) Senior Lender copies of all executed Leases and at least five (5) Business Days prior written notice of all amendments, modifications, or supplements to any and all Leases if, after giving effect to such amendment, modification or supplement the Lease would be a Material Lease or would not comply with the Leasing Guidelines for the particular Property. Senior Lender shall endeavor to approve or disapprove all Leases and modifications subject to its approval that are submitted to Senior Lender within five (5) Business
Days after receipt of all necessary documentation in connection therewith. Senior Lender's failure to respond within such period shall be deemed disapproval. Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower or such Subsidiary, as applicable. Within ten (10) days after Senior Lender's request, Borrower shall furnish to Senior Lender a statement of all tenant security deposits, and copies of all Leases not previously delivered to Senior Lender, certified by Borrower as being true and correct. Senior Lender agrees that in the event that a particular existing space tenant is entitled to receive a non-disturbance agreement, Senior Lender shall execute a subordination, non-disturbance agreement in form reasonably acceptable to Senior Lender. Senior Lender shall have the right to review and approve (such approval not to be unreasonably withheld) all tenant improvement costs and allowances proposed to be incurred by the Borrower or the applicable Subsidiary in onnection with renewing any existing Leases or executing new Leases on any Property, unless same are consistent with the Leasing Guidelines for such Property. All leasing commissions incurred by Borrower with respect to the renewal of any existing Leases or the execution of a new Lease for any Property shall be commercially reasonable. The applicable Mortgage and Assignment of Rents and Leases shall provide that all rents and other monies received by the Borrower or the applicable Subsidiary with respect to any Leases shall be subject to the Lien of such documents and shall be held by the applicable Subsidiary in trust for the benefit of Senior Lender for use in the payment of all sums due under the Loan allocable to such Subsidiary.

     Section 5.3 Covenants. Borrower shall (1) perform the obligations landlord is required to perform under the Leases; (2) enforce the obligations to be performed by the tenants thereunder; (3) shall promptly furnish to Senior Lender any notice of default or termination received by Borrower from any tenant, and any notice of default or termination given by Borrower to any tenant; (4) not collect any rents for more than thirty
(30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (5) except as otherwise contemplated under the applicable Loan Application, not enter into any ground lease or master lease of any part of any Property; (6) not further assign or encumber any Lease; (7) not, except if a tenant is in default of its monetary obligations under the Lease beyond all applicable notice, grace and cure periods, cancel or accept surrender or termination of any Lease; and (8) not, except with Senior Lender's prior written consent, modify or amend any Lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of such Lease), and any action in violation of clauses (5), (6), (7), and (8) of this Section 5.3 shall be void at the election of Senior Lender.

     Section 5.4 Tenant Estoppel Certificates. At Senior Lender's request and not more frequently than once per calendar year (except as otherwise expressly permitted under this Agreement), Borrower shall obtain and furnish (or exercise best efforts to do so, where the applicable Lease does not obligate the tenant to cooperate) to Senior Lender, written estoppel certificates in form and substance reasonably satisfactory to Senior Lender, executed by tenants under Leases in any Property and confirming among other things, the term, rent, and other material provisions and matters relating to such Leases and such other matters as Senior Lender shall reasonably require.


                                 ARTICLE 6

                      REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Senior Lender that:

     Section 6.1    Organization and Power.  Borrower and each Borrower
Party is duly organized, validly existing and in good standing under the laws of the State of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State where the Properties are located and has the power and authority to own and operate the Properties, to enter into this Agreement and the other Senior Loan Documents and to perform all of its obligations hereunder and thereunder. Borrower and each Borrower party are not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code.

     Section 6.2 Validity of Senior Loan Documents. The execution, delivery and performance by Borrower and each Borrower Party of the Senior Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Senior Loan Documents. The Senior Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

     Section 6.3    Liabilities; Litigation.

          (1) The financial statements delivered by Borrower and each Borrower Party are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting any Property,
Borrower or any Borrower Party.   Except as disclosed in such financial
information there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against any Property, Borrower or any Borrower Party which if adversely determined could have a Material Adverse Effect.

          (2) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

     Section 6.4 Taxes and Assessments. Each Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

     Section 6.5 Other Agreements; Defaults. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which is reasonably likely to materially adversely affect any Property or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have a Material Adverse Effect.

     Section 6.6 Title Matters. Except with respect to a Mortgage Acquisition, Borrower or the applicable Subsidiary has good and marketable title to each Property, subject only to the Permitted Encumbrances, and to the best of Borrower's knowledge after due inquiry and investigation, no part of any Property is subject to any security interest or Liens or any adverse claim of any kind whatsoever except for the Permitted Encumbrances; and Borrower or the applicable Subsidiary has full power and authority to encumber the Properties and grant Liens and other interests provided for in the Senior Loan Documents; and Borrower or the applicable Subsidiary has received all assignments, waivers, consents and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect its right, title and interest in and to all the Properties. Neither Borrower nor any Subsidiary or their constituents owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any of the Properties except as otherwise contemplated by the applicable Loan Application.

     Section 6.7 Compliance with Law; Status of Properties. Except as identified in a particular Loan Application and identified in such Loan Application as an exception to the following representations and warranties with respect to a particular Property:

          (1) Borrower and each Borrower Party have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate each Property and carry on its business, and except as otherwise set forth in the applicable Loan Application, each Property is in compliance with all applicable legal requirements and to the best of Borrower's knowledge, after due inquiry and investigation, is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. Except as otherwise set forth in the applicable Loan Application, no Property is in violation of any zoning, building, health, fire, traffic, environmental, wetlands, coastal or other rules, regulations, ordinances, statute and requirements applicable thereto;

          (2) No condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property; and

          (3) No portion of any Property has suffered any material damage (i.e., damage costing in excess of $50,000 to repair) by fire or other casualty loss which has not heretofore been completely repaired and restored to its original (or better) condition or proceeds have been made available or set aside for such repair and restoration. No portion of any Property is located in a special flood hazard area as designated by any governmental authority except as indicated on the survey for such Property delivered to Senior Lender. Each Property has rights of access to public ways and is served by all necessary water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the material use and enjoyment of each Property are located in the public right-of-way abutting any Property, and all such utilities are connected so as to serve each Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefitting such Property. All roads necessary for the utilization of each Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

     Section 6.8 Location of Borrower. Borrower's principal place of business and chief executive offices are located at the address stated in
Section 11.1.

     Section 6.9 Material Agreements. All copies of any Material Agreements, including, without limitation, management agreements, operating agreements, service, maintenance and union contracts and all other agreements, contracts and arrangements, whether written or oral, to which Borrower or any Borrower Party is a party or a successor to a party affecting or relating to all or any part of the operations of any of the Properties have been delivered by Borrower or the applicable Subsidiary to Senior Lender, together with a schedule listing all such agreements and specifically identifying any operating and service agreements which are terminable only upon more than thirty (30) days prior notice and/or with the payment of additional fees, damages or penalties. Each such Material Agreement is currently in full force and effect in accordance with its terms, with no amendments or other modifications thereto that are not listed on the schedule described in the preceding sentence and included in the copies delivered to Senior Lender. All payments due under each such Material Agreement have been paid in full, and no default exists or is alleged to exist under any such Material Agreement which would have a Material Adverse Effect. Neither Borrower nor any Borrower Party is in default, and to Borrower's knowledge, no third party is in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party, except for any default which (either individually or collectively with other defaults) would not have a Material Adverse Effect. There are no employment, consulting or management agreements covering the management of the Properties other than as set forth on a schedule previously delivered to Senior Lender. There are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any Borrower Party.

     Section 6.10 ERISA. Borrower has not established any pension plan for employees which would cause Borrower to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     Section 6.11 Financial Statements. All financial statements delivered by Borrower to Senior Lender are true and correct in all material respects and as of the respective dates of such financial statements, fairly present the respective financial conditions and results of operations of the entities to which they, including notes thereto, relate, as of the dates indicated and the results of operations and changes in financial position, if any, for the periods therein specified, and are correct and complete. All such financial statements were prepared in accordance with proper accounting practices. Except as disclosed in writing to Senior Lender, after the respective dates of such financial statements and information, the applicable party with respect to such financial statements, has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, nor has there been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business prospects, net worth or results of operations of such party.

     Section 6.12 Usury. The indebtedness evidenced by the Loan, including all interest, fees and charges provided for herein, is a business loan and the Loan is an exempted transaction under the Truth in Lending Act, 15
U.S.C. Section 1601 et. seq. The Loan and each disbursement of an Approved Advance pursuant to the terms and provisions hereunder does not violate the provisions of any consumer credit laws or usury laws.

     Section 6.13 Margin Stock. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System and the proceeds of the Loan will only be used for the purposes contemplated hereunder.

     Section 6.14 Investment Company Act. Borrower is not required to register as an "investment company" under the Investment Company Act of 1940, as amended. The making of the Loan by Senior Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement and the other Senior Loan Documents will not violate any applicable provision of such act or any applicable rule, regulation or order issued by the Securities and Exchange Commission thereunder which is binding on Borrower or any of its managing members.

     Section 6.15 Tax Filings. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively.

     Section 6.16 Solvency. The fair saleable value of Borrower's and each Borrower Party's assets exceeds and will, immediately following the making of the Loan and any Advance thereunder, exceed Borrower's and each Borrower Party's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's and each Borrower Party's assets is and will, immediately following the making of the Loan and any Advance thereunder, be greater than such Borrower's or Borrower Party's, as the case may be, probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower's assets and each Borrower Party's assets do not and, immediately following the making of the Loan and any Advance thereunder, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor any Borrower Party intends to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower or Borrower Party, as applicable, and the amounts to be payable on or in respect of obligations of such Borrower or Borrower Party, as applicable).

     Section 6.17 Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Senior Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Senior Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Property or the business, operations or condition (financial or otherwise) of Borrower or of any Borrower Party.

     Section 6.18 Opinion Authorization. Borrower represents and warrants that it has authorized and requested its counsel to prepare and deliver an opinion letter to Senior Lender with respect to the matters set forth in item nine of Exhibit "O" attached hereto or as otherwise addressed in any such opinion letter. Borrower acknowledges that (a) the preparation of such an opinion might be construed to be in conflict with such counsel's representation of Borrower and that such representation might result in a loss of confidentiality with respect to information and knowledge of or about Borrower and (b) the consequences of any loss of confidentiality as a result of the preparation and delivery of such an opinion have been fully disclosed to it. Borrower hereby waives its attorney-client privilege with respect to the limited matters set forth in such opinion letter.


                                 ARTICLE 7

                            FINANCIAL REPORTING

     Section 7.1    Financial Statements.

          (1) Monthly Reports. Within twenty (20) days after the end of each calendar month, Borrower shall furnish to Senior Lender with respect to each Property and with respect to all of the Properties combined (and with respect to each Subsidiary), a current (as of the calendar month just ended) detailed operating statement (showing monthly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for the calendar month just ended, a general ledger, and, as requested by Senior Lender, a written statement setting forth any variance from the annual budget, copies of bank statements and bank reconciliations and other documentation supporting the information disclosed in the most recent financial statements.

          (2) Quarterly Reports. Within forty-five (45) days after the end of each calendar quarter, Borrower shall furnish to Senior Lender, with respect to each Property and with respect to all of the Properties combined (and with respect to each Subsidiary), a detailed operating statement (showing quarterly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for the calendar quarter just ended, together with a balance sheet (current as of the last day of such calendar quarter) and rent roll (current as of the last day of such calendar quarter).

          (3) Annual Reports. Within one hundred twenty (120) days after the end of each fiscal year of the applicable Subsidiary's operation of each Property, Borrower shall furnish to Senior Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for such Subsidiary and the applicable Property and with respect to all of the Properties combined, and, if required by Senior Lender, prepared on a review basis and audited by an independent public accountant satisfactory to Senior Lender.

          (4) Certification; Supporting Documentation. Each such financial statement shall be in scope and detail satisfactory to Senior Lender and certified by the chief financial representative of Borrower or the applicable Subsidiary.

          (5) Asset Markdowns. Borrower shall provide Senior Lender with notice of any "markdown" or adjustment in book value or carrying value of any asset of Borrower or any Subsidiary, promptly upon taking such markdown or adjustment.

     Section 7.2 Accounting Principles. All financial statements shall be prepared in accordance with sound accounting principles applicable to commercial real estate, consistently applied from year to year. If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles.

     Section 7.3 Other Information. Borrower shall deliver to Senior Lender such additional information regarding Borrower, its Subsidiaries, its business, and any Property, as reasonably requested by Senior Lender, within thirty (30) days after Senior Lender's request therefor.

     Section 7.4 Annual Budget; Modifications; Progress Reports. At least thirty (30) days prior to the commencement of each fiscal year of Borrower or any Subsidiary or with respect to each Property, Borrower shall provide to Senior Lender, a copy of Borrower's and each Subsidiary's proposed annual operating and capital improvements budget (including, without limitation, leasing parameters) for each Property for such fiscal year for review and approval by Senior Lender. Neither Borrower nor the applicable Subsidiary shall materially deviate from the budgets approved by Senior Lender without the prior written consent of Senior Lender (such consent not to be unreasonably withheld, conditioned or delayed). If any event or circumstance has occurred that reasonably could or would have a Material Adverse Effect on any Remediation, Development, physical condition, or on-site conditions affecting any Property, or Borrower's compliance with any Loan Application, Borrower shall deliver upon request, within seven (7) Business Days, updated budgets for the completion of any Remediation and Development or otherwise relating to such Property. On a monthly basis, Borrower shall keep Senior Lender informed of the status and progress of all Remediation and Development with respect to each Property.

     Section 7.5 Audits. Senior Lender shall have the right to request that Borrower choose and appoint a certified public accountant reasonably satisfactory to Senior Lender to perform financial audits as it deems necessary, at Borrower's expense. Upon reasonable prior written notice, Borrower shall permit Senior Lender or its agents to examine at the offices of Borrower or the applicable Subsidiary at all reasonable times such records, books and papers of Borrower or such Subsidiary, as applicable, which reflect upon its financial condition and the income and expense relative to any Property.


                                 ARTICLE 8

                                 COVENANTS

     Borrower covenants and agrees with Senior Lender as follows:

     Section 8.1 Due on Sale and Encumbrance; Transfers of Interests. Except as set forth in a particular Loan Application (and identified as an exception to the following covenants with respect to a particular Property), or as necessary or appropriate to implement the sale of a Property in accordance with a Loan Application, or as otherwise approved by Senior Lender in writing, without the prior written consent of Senior Lender:

          (1) Borrower shall not (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any direct or indirect interest in any Property or any part thereof (including any partnership, member or any other ownership interest in Borrower or any Subsidiary or any partner or member thereof); (b) further encumber, alienate, grant a Lien or grant any other interest in any Property or any part thereof (including any partnership or other ownership interest in Borrower or any Subsidiary), whether voluntarily or involuntarily; or (c) enter into any easement or other agreement granting rights in or restricting the use or development of any Property; provided, however, that Senior Lender shall not unreasonably withhold or delay its consent with respect to utility and other easements and restrictive covenants which do not in Senior Lender's reasonable judgment adversely affect any security interest or Lien granted to Senior Lender under the Senior Loan Documents;

          (2) no new general partner, member, or limited partner having the ability to control the affairs of Borrower shall be admitted to or created in Borrower or any Subsidiary (nor shall any existing general partner or member or controlling limited partner withdraw from Borrower or such Subsidiary, as applicable), and no change in Borrower's or any Subsidiary's organizational documents relating to control over Borrower or such Subsidiary, as applicable, and/or any Property shall be effected; and

          (3) no transfer shall be permitted of the beneficial interest in Borrower, any of its constituent members, any Subsidiary or any of the Properties.

As used in this Section 8.1, "transfer" shall include the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of (a) any Property, (b) any partnership interest in any member of Borrower that is a partnership, (c) any membership interest in any member of Borrower that is a limited liability company, and (d) any voting stock in any member of Borrower that is a corporation; "transfer" shall not include (i) the leasing of individual units within any Property so long as Borrower complies with the provisions of the Senior Loan Documents relating to such leasing activity; or (ii) the transfers of limited partner interests in Borrower so long as the provisions of Sections 8.1(2) and 8.1(3) are satisfied. Senior Lender shall endeavor to respond to any written request for approval of a transfer within fifteen (15) days of its receipt of notice of such proposed transfer together with all documentation in connection therewith that Senior Lender may reasonably request. Notwithstanding anything to the contrary contained in this Section 8.1, Senior Lender hereby acknowledges and consents to the execution and delivery of the Subordinated Pledge Agreement by Borrower to Subordinated Lender, subject and subordinate to the terms and provisions of, and the rights and security interest granted to Senior Lender under the Pledge Agreement.

          Notwithstanding anything to the contrary contained in this Section 8.1, any holder of a direct or indirect ownership interest in Borrower as of the date of this Agreement (an "Interest Holder") shall have the right to transfer its direct or indirect ownership interest in Borrower without Senior Lender's prior consent, provided, that, (A) after taking into account any prior transfers pursuant to this paragraph and the current transfer, whether to the proposed transferee or otherwise, no such transfer or series of transfers shall result in (I) the proposed transferee (together with any other transferees pursuant to this paragraph) owning (directly or indirectly, or beneficially) more than forty-nine percent (49%) of the direct or indirect ownership interests in Borrower, or (II) a transfer of more than forty-nine percent (49%) of the direct or indirect ownership interests in Borrower;
(B) no Event of Default has occurred and remains uncured; (C) no change of control shall occur as a result of such transfer; (D) such transferee shall be a reputable entity or person of good character; (E) such transferee and all transferees in the aggregate under this paragraph shall have no voting rights and shall not possess the power to, directly or indirectly, direct the management and policies of Borrower or any Subsidiary in any way, whether through the ownership of voting securities, by contract or otherwise; (F) any provisions in any of the organizational documents of either Borrower or any Subsidiary that require the unanimous affirmative vote or consent of all the holders of ownership interests in Borrower or any Subsidiary, as applicable, or any other applicable voting threshold, shall not require or include the vote or consent of such proposed transferee or transferees; and (G) no transferee shall be an investment bank, securities firm, institutional lender, or other significant competitor of Credit Suisse First Boston in any substantial line of business of Credit Suisse First Boston, or an officer, director, or employee of any of the foregoing.

     Section 8.2 Taxes; Charges. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon any Property or become payable during the term of the Loan, and will promptly furnish Senior Lender (or cause to be furnished to Senior Lender) with evidence of such payment; however, Borrower's compliance with Section
3.4 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this Section 8.2. Borrower shall not consent to the joint assessment of any Property with any other real property constituting a separate tax lot or with any other real or personal property.

          Borrower shall pay or shall cause to be paid when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on any Property; however, Borrower may contest the validity of such claims and demands so long as (a) Borrower notifies Senior Lender that it intends to contest such claim or demand, (b) Borrower provides Senior Lender with an indemnity, bond or other security reasonably satisfactory to Senior Lender (including an endorsement to Senior Lender's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for such claims and demands, including interest and penalties, and (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the thirtieth (30th) day preceding the earlier to occur of the Maturity Date or the date on which any Property is scheduled to be sold for non-payment.

     Section 8.3 Control; Management. There shall be no change in the day-to-day control and management of Borrower or any Borrower Party (or the organizational, operative or governing agreements of each) without the prior written consent of Senior Lender. Borrower shall not terminate, replace or appoint any property manager or terminate or amend the management agreement for any Property without Senior Lender's prior written approval. All management fees under any property management agreement with respect to any Property shall be commercially reasonable. Any change in ownership or control of the manager shall be cause for Senior Lender to re-approve such manager and management agreement (such approval not to be unreasonably withheld). Each manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the management agreement.

     Section 8.4 Operation; Maintenance; Inspection. Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of each Property. Borrower shall maintain each Property in good condition consistent with prudent commercial practices and promptly repair any damage or casualty. Borrower shall keep Senior Lender apprised, in a timely fashion and in a format acceptable to Senior Lender, of the status of all Properties including, but not limited to, delinquencies, litigation, foreclosures, bankruptcies, court orders, material damage to any of the Properties and insurance claims with respect to any of the Properties. Borrower shall permit Senior Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower to inspect any Property and conduct such environmental and engineering studies as Senior Lender may require, provided such inspections and studies do not materially interfere with the use and operation of any Property.

     Section 8.5 Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Senior Note or the Liens created or secured by the Senior Loan Documents, other than income, franchise and doing business taxes imposed on Senior Lender. If there shall be enacted any law (1) deducting the Loan from the value of any Property for the purpose of taxation, (2) affecting any Lien on any Property, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Senior Lender, on demand, all taxes, costs and charges for which Senior Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Senior Lender may declare all amounts owing under the Senior Loan Documents to be due and payable within forty-five (45) days after prior written notice thereof by Senior Lender.

     Section 8.6 Legal Existence; Name, Etc. Except as otherwise contemplated by the applicable Loan Application, Borrower, each member of Borrower, and each Subsidiary shall preserve and keep in full force and effect its existence as a single purpose entity, all franchises, rights and privileges under the laws of the State of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the applicable Property. Neither Borrower nor any member of Borrower, shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person. Except as otherwise contemplated by the applicable Loan Application, Borrower, each member of Borrower and each Subsidiary shall conduct business only in its own name and not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless the prior written consent of Senior Lender to such change has been obtained and such Person has taken all actions necessary or requested by Senior Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Senior Loan Documents. Except as otherwise contemplated by the applicable Loan Application, Borrower, each member of Borrower and each Subsidiary shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate, limited liability company and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

     Section 8.7 Affiliate Transactions. Except as otherwise contemplated by this Agreement and as contemplated by a Loan Application, without the prior written consent of Senior Lender, Borrower shall not engage in any transaction affecting any Property with an Affiliate of Borrower.

     Section 8.8 Limitation on Other Debt. Except as otherwise contemplated by the applicable Loan Application, Borrower, each member and each Subsidiary shall not without the prior written consent of Senior
Lender (which consent may be granted or withheld in Senior Lender's sole discretion), incur any Debt other than the Loan, the Subordinated Debt, the DMB Affiliated Financing and customary trade payables which are payable, and shall be paid, within thirty (30) days of when incurred.

     Section 8.9 Further Assurances. Borrower shall promptly (1) cure any defects in the execution and delivery of the Senior Loan Documents (including, without limitation, the payment of Net Cash Flow as provided in Section 2.5 hereof), and (2) execute and deliver, all such other documents, agreements and instruments as Senior Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any errors in the Senior Loan Documents, to perfect, protect or preserve any liens created under any of the Senior Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

     Section 8.10 Estoppel Certificates. Borrower, within ten (10) days after request, shall furnish to Senior Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Senior Lender reasonably may request.

     Section 8.11 Notice of Certain Events. Borrower shall promptly notify Senior Lender of (1) any Event of Default, together with a detailed statement of the steps being taken to cure such Event of Default; (2) any notice of default received by Borrower under any other material obligations relating to any Property (including, without limitation, any Leases or Material Agreements) or which if uncured would have a Material Adverse Effect; and
(3) any material threatened, or pending legal, judicial or regulatory proceedings, including any dispute between Borrower or any Subsidiary and any governmental authority, affecting Borrower or any Subsidiary or any Property.

     Section 8.12 Indemnification. Borrower shall indemnify, defend and hold Senior Lender and its directors, officers, shareholders, employees and agents harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Senior Lender's counsel, in connection with (1) any inspection, review or testing of or with respect to any Property, (2) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Senior Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any of the Senior Loan Documents or any Property, (3) any proceeding instituted by any Person claiming a Lien, (4) any brokerage commissions or finder's fees claimed by any broker or other party in connection with any Property, including those arising from the joint, concurrent, or comparative negligence of Senior Lender and (5) any material breach of any representation, warranty, covenant or agreement made by Borrower under this Agreement, except to the extent any of the foregoing is caused by Senior Lender's gross negligence or willful misconduct.

     Section 8.13 Limited Purpose Entities. Borrower shall not Acquire, Remediate, Develop, or otherwise invest (other than Borrower's investment in the Subsidiaries as contemplated by Additional Property Loan Applications) in any real or personal property other than the Properties. Borrower shall not conduct any business of any kind other than the business contemplated by this Agreement and the Subordinated Loan Agreement.

     Section 8.14 Conduct of Business. Borrower shall not enter into contracts relating to any Property(ies), or otherwise conduct business relating to any Property(ies), in Borrower's name. Any such contracts shall be entered into, and business shall be conducted, solely by the applicable Subsidiary, and only in its own name.


                                 ARTICLE 9

                             EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default under the Loan:

     Section 9.1 Payments. Borrower's failure to pay any regularly scheduled installment of principal, interest or any other amount due under the Senior Loan Documents (including, without limitation, the payment of Net Cash Flow as provided in Section 2.5 hereof) within seven (7) days after the date when due, or Borrower's failure to pay the Loan on the Maturity Date, whether by acceleration or otherwise.

     Section 9.2 Insurance. Borrower's failure to maintain insurance as required under Section 3.1 of this Agreement.

     Section 9.3 Sale, Encumbrance, Etc. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Properties, or any interest therein, or of any interest in Borrower or any Subsidiary in violation of Section 8.1 of this Agreement.

     Section 9.4 Covenants. Borrower's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Senior Loan Documents (other than timely delivery of financial statements and information required under Section 7.1, repayments under
Section 9.1, insurance requirements under Section 9.2, and transfers and encumbrances under Section 9.3, for all of which there shall be no grace or cure period), and the continuance of such failure for thirty (30) days after notice by Senior Lender to Borrower; provided, however, that subject to any shorter period for curing any failure by Borrower as specified in any of the other Senior Loan Documents, Borrower shall have an additional sixty (60) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within thirty (30) days; and (3) Borrower is diligently undertaking to cure such default. The notice and cure provisions of this Section 9.4 do not apply to the Events of Default described in Section 9.5, Section 9.6, and Section 9.7.

     Section 9.5 Representations and Warranties. Any representation or warranty made hereunder or in any other Senior Loan Document proves to be untrue in any material respect when made or deemed made and is not cured within ten (10) days after Borrower receives written notice from Senior Lender of the falsity or breach of such representation or warranty.

     Section 9.6 Other Encumbrances. Any material default (after the expiration of any applicable notice, grace and cure periods) under any document or instrument, other than the Senior Loan Documents, evidencing or creating a Lien on any Property or any part thereof prior to the Lien granted to Senior Lender under the applicable Mortgage and such default has a Material Adverse Effect.

     Section 9.7 Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Borrower, any Borrower Party, Cleanup Contractor, or any Good Faith Guarantors and the Environmental Indemnitors (each, a "Bankruptcy Party") that seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code. Notwithstanding anything to the contrary contained in this paragraph, the commencement of an involuntary case or other proceeding against the Cleanup Contractor shall not constitute an Event of Default under this Agreement, if within thirty (30) days after the commencement of such proceeding, Borrower has procured a Satisfactory Replacement Cleanup Contractor. Notwithstanding anything to the contrary contained in this paragraph, the commencement of an involuntary case or other proceeding against any Good Faith Guarantor shall not constitute an Event of Default under this Agreement, if within forty-five (45) days after the commencement of such proceeding, Borrower has procured a Satisfactory Replacement Guarantor.

     Section 9.8 Voluntary Petitions, etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

     Section 9.9 Cleanup Contractor Default. The failure of the Cleanup Contractor to perform any obligation under a GMP Agreement, which failure is not cured within (a) ten (10) days, in the case of any monetary default,
(b) three (3) Business Days in the case of a nonmonetary default relating to failure to provide insurance, and (c) thirty (30) days, in the case of any other nonmonetary defaults (other than failure to provide insurance), which thirty-day period shall be extended by up to an additional period of thirty (30) more days, but only so long as the party in default is, with diligence and continuity, endeavoring to cure such nonmonetary default.

     Section 9.10 Subsidiary Non-Compliance. The failure of any Subsidiary to satisfy any conditions expressed in this Agreement, which failure is of a\ material nature and is not cured within (a) ten (10) days, in the case of any monetary default, (b) three (3) Business Days in the case of a nonmonetary default relating to failure to provide insurance, and (c) thirty
(30) days, in the case of any other nonmonetary defaults (other than failure to provide insurance), which thirty-day period shall be extended by up to an additional period of thirty (30) more days, but only so long as such Subsidiary is, with diligence and continuity, endeavoring to cure such nonmonetary default.


                                 ARTICLE 10

                                  REMEDIES

     Section 10.1 Remedies - Insolvency Events. Upon the occurrence of any Event of Default described in Section 9.7 or 9.8, the obligations of Senior Lender to advance amounts hereunder shall immediately terminate, and all amounts due under the Senior Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 9.7 or 9.8 is other than Borrower, then all amounts due under the Senior Loan Documents shall become immediately due and payable at Senior Lender's election, in Senior Lender's sole discretion.

     Section 10.2   Remedies - Other Events.  Except as set forth in Section
10.1 above, while any Event of Default exists, Senior Lender may (1) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of Senior Lender to advance amounts hereunder, and/or (3) exercise all rights and remedies therefor under this Agreement and the other Senior Loan Documents and at law or in equity, including, without limitation, the right to receive all Net Cash Flow from each of the Properties until such time as the Event of Default is cured.

     Section 10.3 Senior Lender's Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Senior Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Senior Lender may have because of such Event of Default, Senior Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon any Property for such purpose and to take all such action thereon and with respect to any Property as it may deem necessary or appropriate. If Senior Lender shall elect to pay any sum due with reference to any Property, Senior Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Senior Loan Documents, Senior Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials affect or threaten to affect any Property, Senior Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Borrower shall indemnify Senior Lender for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Senior Lender pursuant to the provisions of this Section 10.3, including those arising from the joint, concurrent, or comparative negligence of Senior Lender, except as a result of Senior Lender's gross negligence or willful misconduct. All sums paid by Senior Lender pursuant to this Section 10.3, and all other sums expended by Senior Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Senior Loan Documents and shall be paid by Borrower to Senior Lender upon demand.

     Section 10.4 Senior Lender's Right to Complete Remediation. Upon the occurrence of any Event of Default, Senior Lender shall have the right (which right may be exercised in Senior Lender's sole discretion) to engage third-party environmental contractor(s) to complete any Remediation not completed, in substantially the manner contemplated by the applicable Loan Application or in such other manner as such third-party environmental contractor(s) shall recommend. Senior Lender may pay, settle or compromise all existing bills and claims relating to any Remediation. Senior Lender's third-party environmental contractor(s) may execute all applications and certificates in the name of Borrower or any Subsidiary that may be required by Law with respect to any Remediation. Borrower hereby grants Senior Lender and its third-party environmental contractor(s) a power of attorney for purposes of the foregoing. This power of attorney shall be deemed to be a power coupled with an interest, which cannot be revoked. All sums expended by Senior Lender pursuant to this paragraph shall be deemed expenditures made to cure Borrower's Event of Default and shall bear interest at the Default Rate until repaid. In the event that an Event of Default has occurred and is subsequently cured after Senior Lender has exercised any of the remedies provided under this paragraph, Senior Lender shall have the option in its sole discretion to either (a) continue prosecuting any Remediation commenced by it or any third-party contractors engaged by it or (b) terminate such Remediation. In the event that Senior Lender elects to terminate Remediation as provided in the preceding sentence, then Borrower shall be responsible for completion of such Remediation in accordance with the applicable Loan Application. Notwithstanding anything to the contrary contained in this
Section 10.4, Senior Lender shall be under no obligation to complete any Remediation of any Property.


                                 ARTICLE 11

                               MISCELLANEOUS

     Section 11.1 Notices. Any notices, approvals and/or consents required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

          If to Borrower:     DMB/Remediation LLC
                              501 Madison Avenue
                              19th Floor
                              New York, New York 10022
                              Attention:  Mr. Bruce-Sean Reshen
                              Telecopy:     (212) 486-8482

          with a copy to:     Graham & James
                              885 Third Avenue
                              24th Floor
                              New York, New York 10022
                              Attention:    Michael Zukerman, Esq.
                                            and Koren Blair, Esq.
                              Telecopy:     (212) 688-2449


          If to Senior Lender:     PPA Funding Corp.
                                   Eleven Madison Avenue
                                   New York, New York 10010
                                   Attention:    Mr. Allan J. Baum and
                                                 Mr. Dean S. Benjamin
                                   Telecopy:     (212) 325-8162

          with a copy to:     Latham & Watkins
                              885 Third Avenue
                              New York, New York  10022
                              Attention:    Geoffrey K. Hurley, Esq.
                                            and Joshua Stein, Esq.
                              Telecopy:     (212) 751-4864



Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Senior Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1. Either party may designate a change of address by written notice to the other by giving at least ten
(10) days prior written notice of such change of address.

     Section 11.2 Amendments and Waivers. No amendment or waiver of any provision of the Senior Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

     Section 11.3 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Senior Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Senior Lender or charged by Senior Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State of New York and the laws of the United States of America), then, notwithstanding anything to the contrary in the Senior Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Senior Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Senior Note by the holder thereof (or, if the Senior Note has been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Senior Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Senior
Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Senior Note (or, if the Senior Note has been paid in full, refunded to Borrower). The terms and provisions of this Section 11.3 shall control and supersede every other provision of the Senior Loan Documents. The Senior Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the state of New York, except that if at any time the laws of the United States of America permit Senior Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of New York (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Senior Lender may contract for, take, reserve, charge or receive under the Senior Loan Documents.

     Section 11.4 Invalid Provisions. If any provision of any of the Senior Loan Documents is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Senior Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Senior Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

     Section 11.5 Reimbursement of Expenses. Borrower shall pay all expenses incurred by Senior Lender in connection with the Loan and all Advances thereof, including title insurance premiums, reasonable fees and expenses of Senior Lender's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Senior Loan Documents. Borrower shall pay all reasonable expenses of Senior Lender in connection with the administration of the Loan, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto. Borrower shall, upon request, promptly reimburse Senior Lender for all amounts expended, advanced or incurred by Senior Lender to collect the Senior Note, or to enforce the rights of Senior Lender under this Agreement or any other Senior Loan
Document, or to defend or assert the rights and claims of Senior Lender under the Senior Loan Documents or with respect to any Property (by litigation or other proceedings), which amounts will include all court costs, reasonable attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Senior Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Senior Lender, all of which shall constitute part of the Loan and shall be secured by the Senior Loan Documents. Senior Lender shall upon request provide projected budgets for Senior Lender's costs and expenses to be reimbursed pursuant to this paragraph. Senior Lender shall not be bound by any such budgets, but to the extent that any cost overruns arise because of overruns in Senior Lender's costs and expenses, such overruns shall not be deemed a default by Borrower. Nothing in this paragraph shall obligate Borrower to reimburse Senior Lender for Senior Lender's cost of funds.

     Section 11.6 Approvals; Third Parties; Conditions. All approval rights retained or exercised by Senior Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Senior Lender's credit underwriting, and shall not be deemed or construed as a determination that Senior Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Senior Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Senior Lender and Borrower. All conditions of the obligations of Senior Lender hereunder, including the obligation to make Advances, are imposed solely and exclusively for the benefit of Senior Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Senior Lender will refuse to make Advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Senior Lender at any time in Senior Lender's sole discretion.

     Section 11.7 Senior Lender Not in Control; No Partnership/Membership; Not a Permitted Sponsor; Affiliation with Subordinated Lender. (a) None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Senior Lender the right or power to exercise control over the affairs or management of Borrower, the power of Senior Lender being limited to the rights to exercise the remedies referred to in the Senior Loan Documents. The relationship between Borrower and Senior Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Senior Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Senior Lender and Borrower or to create an equity in any Property in Senior Lender. Senior Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to any Property or the Loan, except as expressly provided in the Senior Loan Documents; and notwithstanding any other provision of the Senior Loan Documents: (1) Senior Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Senior Lender does not intend to ever assume such status; (2) Senior Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) Senior Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Senior Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Senior Lender and Borrower, or to create an equity in any Property in Senior Lender, or any sharing of liabilities, losses, costs or expenses.

     (b) Senior Lender shall have no right or obligation to direct, manage, control, or participate in any Remediation. At all times, Permitted Sponsor(s) shall constitute the sponsor of, and shall control, any and all Remediation, all in full compliance with all applicable Law. Upon request, Borrower shall promptly cause a Permitted Sponsor to confirm in writing to Senior Lender that such party is the Sponsor as to any Property(ies) or Remediation designated by Senior Lender. Senior Lender shall have neither the right nor the obligation to: (i) take any action, make any decision or otherwise participate in management of Borrower or any Subsidiary in any way if such action, decision or participation would or could, in Senior Lender's judgment, cause Senior Lender to be deemed a Sponsor of any Remediation; or
(ii) exercise decisionmaking control over any environmental compliance or hazardous substance handling or disposal. Nothing in this paragraph shall limit any right or remedy of Senior Lender upon the occurrence of an Event of Default.

     (b) Borrower acknowledges that Subordinated Lender and Senior Lender are Affiliates. Notwithstanding such affiliation, Senior Lender's rights, remedies and obligations under this Agreement, and Senior Lender's exercise and performance thereof, shall at all times be determined and interpreted as if no affiliation existed between Subordinated Lender and Senior Lender. The preceding shall not be deemed to impose any obligation on Senior Lender, or to limit or restrict in any way Senior Lender's exercise of its rights and remedies under the Senior Loan Documents.

     Section 11.8 Time of the Essence. Time is of the essence with respect to this Agreement.

     Section 11.9 Assignment. This Agreement shall be binding upon and inure to the benefit of Senior Lender and Borrower and their respective successors and assigns of Senior Lender and Borrower, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Senior Lender (which consent may be granted or withheld in Senior Lender's sole discretion), assign any rights, duties or obligations hereunder. Notwithstanding the foregoing, Senior Lender shall be free at any time or from time to time to assign the Senior Loan Documents to any assignee, whether completely or only as they relate to any specific Property(ies) without the consent of Borrower. If Senior Lender from time to time desires to make any such assignment, complete or partial, then Borrower shall provide such certificates, deliveries, and other documents as Senior Lender shall reasonably require in connection therewith, including any amendments to the Senior Loan Documents to sever the Senior Loan Documents as to any particular Property(ies), or as otherwise necessary or appropriate, in Senior Lender's reasonable judgment, to facilitate any transfer or assignment, in whole or in part, by Senior Lender.

     Section 11.10 Renewal, Extension or Rearrangement. All provisions of the Senior Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, Senior Lender may elect to divide the Loan into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified and, provided that, if such division results in the imposition of intangible taxes or mortgage recording taxes in excess of the amount of such taxes that would be due and payable absent such division (the "Excess Mortgage Taxes"), then Senior Lender shall be responsible for the payment of such Excess Mortgage Taxes. Borrower agrees to cooperate with Senior Lender and to execute such documents as Senior Lender reasonably may request to effect such division of the Loan. To the extent that any actual or potential assignee of the Loan or an interest therein incurs any expenses (such as attorneys' and consultants' fees, "due diligence" costs, and other transaction costs), which expenses would not have been incurred but for such actual or potential assignment, Borrower shall have no obligation to pay or contribute to such expenses.

     Section 11.11 Waivers. No course of dealing on the part of Senior Lender, its officers, employees, consultants or agents, nor any failure or delay by Senior Lender with respect to exercising any right, power or privilege of Senior Lender under any of the Senior Loan Documents, shall operate as a waiver thereof, it being understood that any waivers must be in writing and executed by the party giving such waiver.

     Section 11.12 Cumulative Rights. Rights and remedies of Senior Lender under the Senior Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 11.13 Singular and Plural. Words used in this Agreement and the other Senior Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Senior Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 11.14 Phrases. When used in this Agreement and the other Senior Loan Documents, the phrase "including" (and comparable phrases, such as "include") shall mean "including, but not limited to," the phrase "satisfactory to Senior Lender" shall mean "in form and substance satisfactory to Senior Lender in all respects," the phrase "with Senior Lender's consent" or "with Senior Lender's approval" shall mean such consent or approval at Senior Lender's discretion, and the phrase "acceptable to Senior Lender" shall mean "acceptable to Senior Lender at Senior Lender's sole discretion." Wherever any party's consent is not to be unreasonably withheld, such consent shall not be unreasonably delayed or conditioned.

     Section 11.15 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

     Section 11.16 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Senior Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 11.17 Promotional Material. Borrower authorizes Senior Lender to issue press releases, advertisements and other promotional materials in connection with Senior Lender's own promotional and marketing activities, and describing the Loan in general terms or in detail and Senior Lender's participation in the Loan. All references to Senior Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Senior Lender in advance of issuance.

     Section 11.18 Survival. All of the representations, warranties, and indemnities hereunder (including environmental matters under Article 4), and under the indemnification provisions of the other Senior Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to any Property to any party, whether or not an Affiliate of Borrower.

     SECTION 11.19 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND SENIOR LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE SENIOR LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SENIOR LENDER TO ENTER THIS AGREEMENT.

     Section 11.20 Waiver of Punitive or Consequential Damages. Neither Senior Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

     Section 11.21 Governing Law. The Senior Loan Documents are being executed and delivered, and are intended to be performed, in the state of New York and the laws of the state of New York and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Senior Loan Documents, except to the extent otherwise specified in any of the Senior Loan Documents.

     Section 11.22 Entire Agreement. This Agreement and the other Senior Loan Documents embody the entire agreement and understanding between Senior
Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Senior Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
There are no unwritten oral agreements between the parties.

     Section 11.23 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     Section 11.24 Knowledge of Borrower. Whenever the phrase "to Borrower's knowledge" or "to the best of Borrower's knowledge" is used in this Agreement such term shall mean the best of Borrower's knowledge and shall include the knowledge of any Borrower Party.

          EXECUTED as of the date and year first written above.


                              BORROWER:

                              DMB/REMEDIATION LLC, a Delaware
                                limited liability company


                              By: Bruce S. Reshen
                                  ______________________________
                                  Name:  Bruce S. Reshen
                                  Title: President


                              SENIOR LENDER:

                              PPA FUNDING CORP., a Delaware corporation


                              By: Allan Baum
                                  _______________________________
                                  Name:  Allan Baum
                                  Title: President